SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

American Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

AMERICAN TECHNOLOGY CORPORATION

15378 Avenue of Science, Suite 100
San Diego, California 92128
(858) 676-1112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2007

TO THE STOCKHOLDERS OF AMERICAN TECHNOLOGY CORPORATION:

Notice Is Hereby Given that the Annual Meeting of Stockholders of American Technology Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 9, 2007 at 2:00 p.m. local time, at our principal offices located at 15378 Avenue of Science, Suite 100, San Diego, California 92128.

1.	To elect directors to serve for the ensuing year and until their successors are elected;

2.	To ratify the selection of Swenson Advisors, LLP as the independent registered public accounting firm of the Company for its fiscal year ending September 30, 2007;

3.	To approve amendments to the Company's 2005 Equity Incentive Plan;

4.	To approve certain terms of the Company's financing that occurred in August 2006; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

I strongly encourage you to sign up for electronic delivery of our future annual reports and proxy materials in order to conserve natural resources and help us save costs in producing and distributing these materials. For more information, please see "Electronic Delivery of Proxy Materials and Annual Reports" on page 2 of the Proxy Statement.

The Board of Directors has fixed the close of business on March 20, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors /s/ Elwood G. Norris Elwood G. Norris Chairman of the Board
San Diego, California
March 30, 2007

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

AMERICAN TECHNOLOGY CORPORATION

15378 Avenue of Science, Suite 100, San Diego, California 92128
(858) 676-1112

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To be held May 9, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited to the holders of common stock on behalf of the Board of Directors of American Technology Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 9, 2007, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our principal offices located at 15378 Avenue of Science, Suite 100, San Diego, California 92128. We intend to mail or electronically deliver this proxy statement, the accompanying proxy card and Notice of Annual Meeting on or about March 30, 2007 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of our company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

We have designated a record date of March 20, 2007 for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date we had outstanding and entitled to vote [___________] shares of common stock.

Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of common stock on the record date will be entitled to one vote for each share held. With respect to the election of directors, stockholders may exercise cumulative voting rights, i.e., each stockholder entitled to vote for the election of directors may cast a total number of votes equal to the number of directors to be elected multiplied by the number of such stockholders shares (on an as-converted basis) and may cast such total of votes for one or more candidates in such proportions as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders for the purposes of determining the presence of a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. If you sign your proxy card or broker voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chairman of the Board at our principal offices, 15378 Avenue of Science, Suite 100, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2008 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 1, 2007.

Our bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at our next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of our company. To be timely, a stockholder's notice of the proposal must be delivered to, or mailed and received at our executive offices not earlier than February 9, 2008 and not later than March 10, 2008; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the anniversary of the scheduled date of this year's Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event we first make public announcement of the date of such annual meeting fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which we first make public announcement of the date of such meeting.

A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his or her capacity as a proponent to a stockholder proposal.

Electronic Delivery of Proxy Materials and Annual Reports

If you are a stockholder of record, you may request and consent to electronic delivery of our future proxy materials and annual reports by following the instructions on your proxy card. If your shares are held in street name, please contact your broker, bank or other nominee and ask about the availability of electronic delivery. If you select electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year, and you will be sent an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report. Your consent to electronic delivery will remain in effect until you revoke it.

PROPOSAL ONE
ELECTION OF DIRECTORS

There are five nominees for Board positions. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of our company. Four of the directors were elected by the stockholders at our 2006 annual meeting. One of the directors, Laura M. Clague, was elected to our Board in February 2007, based on the recommendation of our Nominating and Governance Committee following a recommendation by our Chief Executive Officer. We encourage our Board members to attend our annual meetings of stockholders. All four nominees who were members of our the Board at the time of the 2006 annual meeting of stockholders attended the 2006 annual meeting of stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors.

Our Board of Directors Recommends a vote IN FAVOR of each named nominee

Nominees

The names of the nominees and certain information about them are set forth below:

Name	Age	Position and Offices	Director Since
Elwood G. Norris	68	Chairman and Director	1980
Thomas R. Brown	56	Director, President, Chief Executive Officer, Secretary and Interim Chief Financial Officer	2006
Daniel Hunter	57	Director	2001
Raymond C. Smith	63	Director	2006
Laura M. Clague	48	Director	2007

Elwood G. Norris, age 68, has been a director of our company since August 1980. Mr. Norris served as Chief Executive Officer from October 2000 until February 2003. He currently serves as Chairman of the Board, an executive position, in which he serves in a technical advisory role to our company and acts as a spokesman for our products. He served as President from August 1980 to February 1994. Mr. Norris managed our research and development activities as Chief Technology Officer through December 2000. From 1988 to November 1999, he was a director and Chairman of e.Digital Corporation, a public company engaged in electronic product development, distribution and sales. During that period, he also held various other executive officer positions at e.Digital. From August 1989 to October 1999, he served as director and held various executive officer positions with Patriot Scientific Corporation, a public company engaged in the development of microprocessor technology and in patent licensing. He is an inventor with 47 U.S. patents, primarily in the fields of electrical and acoustical engineering. He is the inventor of our HyperSonic Sound and other technologies. In April 2005, he was named as the 2005 recipient of the $500,000 Lemelson-MIT Prize for his many inventions including HyperSonic Sound.

Thomas R. Brown, age 56, was appointed to our Board of Directors on March 24, 2006 and was appointed as President and Chief Executive Officer in August 2006 and Interim Chief Financial Officer in September 2006. Mr. Brown temporarily resigned from the Board on September 5, 2006 upon the commencement of his term as President and Chief Executive Officer in order for us to maintain compliance with the rules of the NASDAQ Stock Market requiring us to have a majority of independent directors. Mr. Brown was reappointed to the Board on September 22, 2006. Mr. Brown served as President of BrownThompson Executive Search, a financial executive search firm, from April 2005 to August 2006. Mr. Brown was employed by Sony Electronics, Inc. from February 1988 to September 2004. From April 2001 to September 2004, Mr. Brown was Executive Vice President and Deputy President of the Engineering and Manufacturing division of Sony Electronics, Inc., where he was responsible for supply chain operations including Information Technology, Procurement, Customer Service, North American Manufacturing Operations and Finance. From April 2000 to September 2004, Mr. Brown was concurrently the Executive Vice President and President of Information Technology Division for Sony Electronics, where he was responsible for establishing the North American personal computer manufacturing division. Mr. Brown is a member of the board of directors of Mad Catz Interactive (AMEX/TSX: MCZ), a provider of video game accessories. Mr. Brown obtained a B.A. in Economics from Rutgers University in 1973. Mr. Brown is also a certified public accountant.

Daniel Hunter, age 57, has been a director of our company since May 2001. Mr. Hunter has been a licensed certified public accountant for the past twenty-five years. He obtained his accounting degree from the University of Utah in 1975. For the past twenty years, Mr. Hunter has operated his own law offices specializing in business and tax law. He obtained his Juris Doctor degree from the University of Seattle in 1978.

Raymond C. Smith, age 63, has been a director of our company since March 15, 2006. Admiral Smith served 31 years in the U.S. Navy SEALS until his retirement in 2001. He held various leadership positions, most recently Director of Assessment of the Office of the Chief of Naval Operations, where he directed capability assessment for the U.S. Navy. During his service with the Navy SEALS, Admiral Smith held positions based in San Diego, California, Tampa, Florida and Newport, Rhode Island. From 2001 to 2002, Admiral Smith was Chief Operating Officer of Cathedral of Our Lady of Angels in a Los Angeles, where he supervised all business activities within the Cathedral complex. From 2003 to 2005, Admiral Smith was President of Seraphim Realty Foundation, a Los Angeles charitable organization dedicated to assisting charities with donated real estate as a means of increasing their endowments. Admiral Smith is a director of EP Global Communications, Inc. (OTCBB: EPGL), publisher of Exceptional Parent magazine and provider of other services for families of people with disabilities and special health care needs. Admiral Smith obtained a B.S. in Engineering from the U.S. Naval Academy in 1967 and an M.S. in Oceanography from the Naval Postgraduate School in 1974.

Laura M. Clague, age 48, was appointed to our Board of Directors in February 2007. Ms. Clague is the executive director and corporate controller of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, where she has served since 2003. From 1988 to 1999, Ms. Clague was the director of finance and accounting operations, controller and accounting manager at Sony Electronics, Inc. From 1985 to 1988, Ms. Clague served as internal audit supervisor at Cubic Corporation. From 1982 to 1985, Ms. Clague held various audit positions at KPMG, the last of which was audit supervisor. Ms. Clague is a certified public accountant, and has a B.S. in Business Administration from Menlo College.

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Corporate Governance

We maintain a corporate governance page on our website which includes key information about our corporate governance initiatives, including our Code of Business Conduct and Ethics, our Charters for the committees of the Board of Directors, and our Whistleblower Protection Policy. The corporate governance page can be found at www.atcsd.com, by clicking on "Investors," and then on "Corporate Governance."

Our policies and practices reflect corporate governance initiatives that are designed to be compliant with the listing requirements of The NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	A majority of our Board members are independent of our company and our management;

•	All members of our standing Board committees—the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee—are independent;

•	The independent members of our Board of Directors meet regularly without the presence of management;

•	We have a clear code of business conduct and ethics that applies to our principal executive officers, our directors and all of our employees, and is monitored by our Audit Committee;

•	The charters of the board committees clearly establish their respective roles and responsibilities; and

•
We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters.

Board of Directors

Our Board of Directors currently consists of five directors: Elwood G. Norris (Chairman), Thomas R. Brown, Daniel Hunter, Raymond C. Smith, and Laura M. Clague. During the fiscal year ended September 30, 2006 our Board of Directors held 16 meetings and acted by unanimous written consent 3 times. All directors attended at least 75% of the aggregate of the total number of the meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served (in each case during the period in which he served), except for Admiral Smith.

Independence of the Board of Directors

As required under the NASDAQ Stock Market listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors.

After review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that Mr. Hunter, Admiral Smith and Ms. Clague are independent directors within the meaning of the applicable NASDAQ listing standards.

Executive Sessions

As required under NASDAQ listing standards, during the calendar year ended December 31, 2006, our independent directors met at least twice in regularly scheduled executive sessions at which only independent directors were present.

Stockholder Communications with the Board of Directors

We have adopted a formal process by which stockholders may communicate with our Board of Directors. The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the investor relations department by mail to our principal offices, 15378 Avenue of Science, Suite 100, San Diego, CA 92128. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the investor relations department to forward such correspondence only to the intended recipients; however, the Board has also instructed the investor relations department, prior to forwarding any correspondence, to review such correspondence and, in its discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, that correspondence will be forwarded to the company's Secretary for review and possible response. This information is also contained on our website at www.atcsd.com.

Information Regarding the Board of Directors Committees

During the fiscal year ended September 30, 2006, the Board had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The current charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are included as Annexes 1, 2 and 3. The charters have been adopted, and in some cases amended and restated to, among other things, reflect changes to the NASDAQ listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The charters can also be found on our website at www.atcsd.com.

Audit Committee

Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934. The Audit Committee oversees our corporate accounting and financial reporting processes. Among other functions, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;

•	engages the independent registered public accounting firm;

•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	confers with senior management and the independent registered public accounting firm regarding the adequacy and effectiveness of financial reporting;

•	reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	resolves any disagreements between management and the independent registered public accounting firm;

•	considers the effectiveness of our company's internal control system, including information technology security and control;

•
understands the scope of the independent registered public accounting firm's review of internal control over financial reporting, and obtains reports on significant findings and recommendations, together with management's responses;

•	monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law;

•
oversees procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviews the procedures for communicating the code of business conduct and ethics to our company personnel, and for monitoring compliance therewith;

•	reviews annually the Audit Committee's written charter and the committee's performance and reports the same to the Board;

•	reviews the financial statements to be included in our Annual Report on Form 10-K as well as interim financial reports;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the results in our quarterly financial statements; and

•	reviews and approves all related party transactions on an ongoing basis.

The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Audit Committee is composed of Ms. Clague (Chair) and Mr. Hunter and Admiral Smith. At the beginning of fiscal 2006, Daniel Hunter, Richard M. Wagner and David J. Carter were members of the Audit Committee, and Mr. Hunter served as Chair. In March 2006, the size of the Audit Committee was increased to four directors, and Thomas R. Brown joined the Audit Committee as an independent director and became its Chair. Mr. Wagner retired from the Board at the May 2006 annual meeting of stockholders, and the size of the Audit Committee was then reduced to three directors. Mr. Brown resigned from the Audit Committee in August 2006 upon the Board's appointment of him as President and Chief Executive Officer for a term commencing September 5, 2006, and the vacancy on the Audit Committee was filled by Admiral Smith. Mr. Carter resigned from the Board and all standing committees in February 2007, and Ms. Clague was appointed to the Audit Committee to fill the vacancy created by his resignation. Ms. Clague was also appointed as Chair of the Audit Committee. The Audit Committee met 13 times and acted by unanimous written consent 1 time during fiscal 2006.

The Board of Directors annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the NASDAQ listing standards). Our Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our company's balance sheet, income statement and cash flow statement. Our Board of Directors has also determined that Mr. Hunter and Ms. Clague each qualify as an "audit committee financial expert," as defined in applicable SEC rules. In making such determinations, the Board made a qualitative assessment of Mr. Hunter's, and Ms. Clague's level of knowledge and experience based on a number of factors, including each individual's formal education and experience. See "Report of the Audit Committee."

Compensation Committee

The Compensation Committee assists in the implementation of, and provides recommendations with respect to, our general and specific compensation policies and practices for our company's executives. The Compensation Committee also administers our 2002 Stock Option Plan and our 2005 Equity Incentive Plan. Among other functions, the Compensation Committee:

•	reviews and approves the performance goals and objectives for executive officers, including our Chief Executive Officer;

•	evaluates the CEO's performances in light of those goals and objectives and recommends to the Board the CEO's compensation levels;

•	recommends to the Board the compensation of executive officers other than the CEO;

•	reports on executive compensation for inclusion in our company's proxy statements;

•	reviews annually the Board compensation and makes related recommendations to the Board; and

•	reviews annually the Compensation Committee's written charter and the committee's performance and reports the same to the Board.

The Compensation Committee has the authority to retain special legal or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Compensation Committee is composed of Mr. Hunter (Chair), Admiral Smith, and Ms. Clague. At the beginning of fiscal 2006, Richard M. Wagner, Mr. Hunter and David J. Carter were members of the Compensation Committee, and Mr. Wagner served as Chair. In March 2006, the size of the Compensation Committee was increased to four directors, and Admiral Smith joined the Compensation Committee as an independent director. Later in March 2006, the size of the Compensation Committee was increased to five directors, and Thomas R. Brown joined the Compensation Committee as an independent director. Mr. Wagner retired from the Board at the May 2006 annual meeting of stockholders, and the size of the Compensation Committee was then reduced to four directors, and Mr. Hunter became Chair of the Compensation Committee. Mr. Brown resigned from the Compensation Committee in August 2006 upon the Board's appointment of him as President and Chief Executive Officer for a term commencing September 5, 2006, and the size of the Compensation Committee was reduced to three directors. Mr. Carter resigned from the Board and all standing committees in February 2007, and Ms. Clague was appointed to the Compensation Committee to fill the vacancy created by his resignation. The Compensation Committee held 12 meetings and acted by unanimous written consent 3 times during fiscal 2006. See "Report of the Compensation Committee."

Each member of the Compensation Committee is independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards), an "outside director" as defined in Section 162(m) of the Internal Revenue Code and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Nominating and Governance Committee

Our Board of Directors established a Nominating and Governance Committee in April 2004. The Nominating and Governance Committee identifies and recommends to the Board individuals qualified to become Board members, reviews and advises the Board with respect to corporate governance principals and policies, and oversees the annual evaluation of the Board's effectiveness. Among other functions, the Nominating and Governance Committee:

•	identifies, reviews and evaluates candidates to serve on our Board of Directors;

•	makes recommendations to the Board regarding the membership of the committees of our Board;

•	reviews annually the Nominating and Governance Committee's written charter and the committee's performance;

•	oversees an annual self-evaluation of our Board;

•	reviews with the Board the requisite skills and criteria for new Board members and the composition of the Board as a whole;

•	oversees a policy for considering shareholder nominees for directors and develops the procedures that must be followed by shareholders in submitting recommendations;

•	evaluates director candidates recommended by the shareholders using the criteria and the principles for director selection;

•	oversees a procedure for shareholders to communicate with the Board;

•
considers conflicts of interest of Board members and senior management, and, to the extent a conflict constitutes a related party transaction, refers the approval of such matter to the Audit Committee;

•	oversees director orientation, continuing education programs, director retirement policies and resignation of directors from the Board; and

•	is responsible for corporate governance principles for our company.

The Nominating and Governance Committee has the authority to retain special legal or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Nominating and Governance Committee is currently composed of Mr. Hunter and Admiral Smith. At the beginning of fiscal 2006, David J. Carter, Mr. Hunter and Richard M. Wagner were members of the Compensation Committee, and Mr. Carter served as Chair. In March 2006, the size of the Nominating and Governance Committee was increased to four directors, and Admiral Smith joined the Nominating and Governance Committee as an independent director. Mr. Wagner retired from the Board at the May 2006 annual meeting of stockholders, and the size of the Nominating and Governance Committee was then reduced to two directors, with Mr. Carter and Admiral Smith remaining members. Mr. Carter resigned from the Board and all standing committees in February 2007. Mr. Hunter was appointed to the Nominating and Governance Committee as Chair to fill the vacancy created by Mr. Carter's resignation in March 2007. The Nominating and Governance Committee held 10 meetings and acted by unanimous written consent 1 time during fiscal 2006.

All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards).

Consideration of Director Nominees

Director Qualifications

The Nominating and Governance Committee believes that new candidates for director should have certain minimum qualifications, including having the knowledge, capabilities, experience and contacts that complement those currently existing within our company; ability and qualifications to provide our management with an expanded opportunity to explore ideas, concepts and creative approaches to existing and future issues, and to guide management through the challenges and complexities of building a quality company; ability to meet contemporary public company board standards with respect to general governance; stewardship, depth of review, independence, financial certification, personal integrity and responsibility to stockholders; genuine desire and availability to participate actively in the development of our future; and an orientation toward maximizing stockholder value in realistic time frames. The Committee also intends to consider for new Board members such factors as ability to contribute strategically through relevant industry background and experience, on either the vendor or the end user side; strong current industry contacts; ability and willingness to introduce and open doors to executives of potential customers and partners; current employment as the CEO of an acoustic products, media, advertising, military or government supply company larger than our company; independence from our company and current board members; and a recognizable name that would add credibility and value to our company and its stockholders. The Committee may modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating and Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee currently considers, among other factors, diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors' overall service to our company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating and Governance Committee nor any predecessor to the Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating and Governance Committee nor any predecessor to the Committee has rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned, in the aggregate, more than 5% of our voting stock.

Stockholder Nominations

The Committee applies the same guidelines (described above) to stockholder nominees as applied to nominees from other sources. Any stockholder who wishes to recommend for the Nominating and Governance Committee's consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate's name and qualifications in writing to our Chairman of the Board at the following address: 15378 Avenue of Science, Suite 100, San Diego, California 92128.

Code Of Business Conduct And Ethics

We have adopted a "Code of Business Conduct and Ethics," a code of ethics that applies to all employees, including our executive officers. A copy of the Code of Business Conduct and Ethics is posted on our Internet site at www.atcsd.com. In the event we make any amendments to, or grant any waivers of, a provision of the Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on our next periodic report.

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Swenson Advisors, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007. Swenson Advisors, LLP has served as our independent registered public accounting firm since July 2005 and audited our financial statements for the fiscal year ended September 30, 2006. A representative of Swenson Advisors, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions. Stockholder ratification of the selection of Swenson Advisors, LLP is not required by our bylaws or otherwise. However, we are submitting the selection of Swenson Advisors, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company and our stockholders.

The affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy, is required to ratify the selection of Swenson Advisors, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders for the purpose of determining a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accountants Fees

The following table presents fees billed by Swenson Advisors, LLP for professional services rendered for the fiscal years ended September 30, 2006 and 2005.

	2006	2005

Audit Fees (1)	$561,630	$430,500

Audit Related Fees (2)	$29,800	—

Tax Fees (3)	—	—

All Other Fees (4)	—	—

Total	$591,430	$430,500

(1)
Audit Fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for those years, reviews of the financial statements included in each of our quarterly reports on Form 10-Q during those years and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Audit fees also included the audit of management's report on the effectiveness of our company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit Related Fees consist of fees billed for assurance related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." Included in Audit Related Fees are fees and expenses related to reviews of registration statements and SEC filings other than Forms 10-K and 10-Q.

(3)
Tax Fees include the aggregate fees paid by us during the fiscal year indicated for professional services for tax compliance, tax advice and tax planning. No such fees were billed by Swenson Advisors for fiscal 2006 or 2005.

(4)	All Other Fees consist of fees for products and services other than the services reported above. No such fees were billed by Swenson Advisors for fiscal 2006 or 2005.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm's independence. The Audit Committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit and quarterly reviews for the subsequent fiscal year, and pre-approves specific engagements for tax services performed by such firm. The Audit Committee has also established pre-approval policies and procedures for certain enumerated audit and audit related services performed pursuant to the annual engagement agreement, including such firm's attendance at and participation at board and committee meetings; services of such firm associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings, such as comfort letters and consents; such firm's assistance in responding to any SEC comments letters; and consultations with such firm as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Public Company Accounting Oversight Board (PCAOB), Financial Accounting Standards Board (FASB), or other regulatory or standard-setting bodies. The Audit Committee is informed of each service performed pursuant to its pre-approval policies and procedures.

The Audit Committee has considered the role of Swenson Advisors, LLP in providing services to us for the fiscal year ended September 30, 2006 and has concluded that such services are compatible with such firm's independence.

Our Board of Directors recommends a vote IN FAVOR of Proposal Two

ADDITIONAL INFORMATION

Management

Set forth below is information regarding our executive officers. All executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Elwood G. Norris*	67	Chairman of the Board
Thomas R. Brown*	56	President, Chief Executive Officer, Secretary and Interim Financial Officer
Karen Jordan	36	Chief Accounting Officer
James Croft, III	53	Senior Vice President, Research and Development

* Biographical information about Elwood G. Norris and Thomas R. Brown is set forth under Proposal One above.

Karen Jordan, age 36, joined our company in November 2005 as Director of Finance, and in December 2005 was appointed as Chief Accounting Officer. From July 2003 to November 2005, Ms. Jordan was a self-employed bankruptcy executive, managing the Estates of LCS Management, Inc. and LCS West, Inc. From January 2001 to July 2003, Ms. Jordan was Corporate Controller with LifeCare Solutions, Inc., a provider of integrated home healthcare products and services. From June 1996 to January 2001, Ms. Jordan held various positions with Quidel Corporation, a developer and manufacturer of diagnostic tests for detection of a variety of medical conditions and illnesses. At the time Ms. Jordan left Quidel Corporation, she held the position of Assistant Controller. Ms. Jordan is a Fellow Chartered Accountant in Ireland. Ms. Jordan received her Associate Chartered Accountant license from the Institute of Chartered Accountants in Ireland in 1993.

James Croft, III, age 53, joined our company in October 1997 as Vice President of Engineering. In December 2000, he was appointed Chief Technology Officer. As part of our March 2003 reorganization, Mr. Croft was appointed Senior Vice President of Research and Development. In August 2005, he was appointed as Chief Technology Officer and Vice President of Development. From October 1992 to October 1997 he was an executive with Carver Corporation, then a publicly traded high-end audio supplier. He was appointed Vice President of Marketing and Product Development for Carver Corporation in March 1993 and Vice President Research and Development in February 1995. From 1990 through October 1992 Mr. Croft held various positions at Dahlquist, Inc., a loudspeaker manufacturer, including Vice President of Research and Development. Mr. Croft is also a member of the board of directors of Definitive Audio, Inc., a Seattle audio specialty retailer that he co-founded in 1975 and managed until 1985.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 16, 2007 by: (i) each director; (ii) each of the named executive officers reflected in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership (1)		Percent of Class (1)
Common Stock	Elwood G. Norris 15378 Avenue of Science Ste. 100 San Diego, California 92128	4,048,015	(2)	13.3%

Common Stock	Thomas R. Brown 15378 Avenue of Science Ste. 100 San Diego, California 92128	105,834	(3)	*

Common Stock	Austin W. Marxe and David M. Greehouse 527 Madison Avenue, Ste. 2600 New York, NY 10022	4,825,920	(4)	15.4%

Common Stock	Laura M. Clague 15378 Avenue of Science Ste. 100 San Diego, California 92128	—		—

Common Stock	Daniel Hunter 15378 Avenue of Science Ste. 100 San Diego, California 92128	157,875	(5)	*

Common Stock	Raymond C. Smith 15378 Avenue of Science Ste. 100 San Diego, California 92128	30,500	(6)	*

Common Stock	James Croft, III 15378 Avenue of Science Ste. 100 San Diego, California 92128	129,009	(7)	*

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership (1)		Percent of Class (1)
Common Stock	Karen Jordan 15378 Avenue of Science Ste. 100 San Diego, California 92128	26,042	(6)	*

Common Stock	Kalani Jones 15378 Avenue of Science Ste. 100 San Diego, California 92128	—	(8)	—

Common Stock	John R. Zavoli 15378 Avenue of Science Ste. 100 San Diego, California 92128	—	(8)	—

Common Stock	Bruce Gray 15378 Avenue of Science Ste. 100 San Diego, California 92128	—	(8)	—

Common Stock	Alan J. Ballard 15378 Avenue of Science Ste. 100 San Diego, California 92128	—	(8)	—

All directors & executive officers as a group (7 persons)		4,497,275	(9)	14.7%

*	Less than 1%.

See below for footnote disclosure.
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated below, this table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares. Percentage of class is based on 30,093,227 shares of common stock outstanding on February 16, 2007. Except as otherwise stated below, each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws).

(2)
Includes 3,825,515 shares held by a family trust for which Mr. Norris serves as trustee, 37,500 shares issuable upon exercise of a warrant held by such trust, and 185,000 shares issuable upon the exercise of outstanding stock options within 60 days of February 16, 2007.

(3)	Includes 95,834 issuable upon exercise of outstanding stock options within 60 days of February 16, 2007.
(4)
Beneficial joint ownership by Mr. Marxe and Mr. Greenhouse is based solely on information as of December 31, 2006 as set forth in Schedule 13G/A filed on February 14, 2007. Consists of 3,586,163 shares and 1,179,117 warrants to purchase 1,239,757 shares held by the following entities: 1,574,806 shares and 537,319 warrants to purchase 565,196 shares owned by Special Situations Fund III QP, L.P., 137,082 shares and 46,872 warrants to purchase 49,315 shares owned by Special Situations Fund III, L.P., 550,640 shares and 177,871 warrants to purchase 190,605 shares owned by Special Situations Private Equity Fund, L.P., 183,435 shares and 57,729 warrants to purchase 60,155 shares owned by Special Situations Technology Fund, L.P., and 1,140,200 shares and 359,326 warrants to purchase 374,486 shares owned by Special Situations Technology Fund II, L.P. MGP Advisors Limited Partnership, or MGP, is the general partner of the Special Situations Fund III, L.P. and the Special Situations Fund III QP, L.P. and AWM Investment Company, Inc., or AWM, is the general partner of MGP. SST Advisers, L.L.C., or SSTA, is the general partner of the Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. MG Advisers, L.L.C., or MG, is the general partner of the Special Situations Private Equity Fund, L.P. AWM is the investment adviser to Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, SSTA and MG, and are principally responsible for the selection, acquisition, voting and disposition of the portfolio securities by each investment adviser on behalf of its fund. Both Messrs. Marxe and Greenhouse share voting and dispositive power with respect to shares held by these stockholders.

(5)	Includes 62,000 shares held by spouse, 6,000 shares held by Profit Sharing Trust and 89,875 shares issuable upon the exercise of outstanding stock options within 60 days of February 16, 2007.
(6)	Consists of shares issuable upon exercise of outstanding stock options within 60 days of February 16, 2007.
(7)	Includes 124,959 shares issuable upon the exercise of outstanding stock options within 60 days of February 16, 2007.
(8)	We have no information on ownership by these former executive officers.
(9)	Includes 522,210 shares issuable upon exercise of outstanding stock options within 60 days of February 16, 2007 and 37,500 shares issuable upon exercise of warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2006, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC except that Mr. Norris reported a September 20, 2006 exercise of a warrant on Form 4 late on October 3, 2006.

EXECUTIVE COMPENSATION

Compensation of Directors

In June 2005, upon recommendation of the Compensation Committee, our Board of Directors approved a director compensation plan. Under the plan, each of our non-employee directors was paid a fee of $1,000 per month, payable quarterly in arrears. No additional amounts were payable for committee participation.

The Compensation Committee awarded options to Admiral Smith, Mr. Brown and Ms. Clague upon joining the Board of Directors as non-employee directors in March 2006, March 2006 and February 2007. Each option was granted under our 2005 Equity Incentive Plan, is exercisable for 50,000 shares of our common stock, has an exercise price equal to the closing price of our common stock reported on the date of grant, has a five year term and vests quarterly over four years, subject to continued service and other conditions. The exercise price for Admiral Smith’s option is $3.32 per share, for Mr. Brown’s option is $3.65 per share, and for Ms. Clague's option is $4.42 per share.

In February 2007, the Compensation Committee recommended to the Board, and the Board approved, one-time awards of $5,000 to be made to Mr. Hunter, Admiral Smith and David J. Carter in recognition of their service during management changes and the voluntary review of our historical stock option and stock grants.

In February 2007, the Compensation Committee awarded to incumbent directors Mr. Hunter and Admiral Smith non-statutory options under our 2005 Equity Incentive Plan exercisable for 54,000 shares of our common stock, with an exercise price equal to the closing price of our common stock on the date of grant (which was $4.37). Such options were vested as to one third of the shares upon grant, and quarterly thereafter through the second anniversary of the date of grant, subject to continuing service to our company.

Summary Compensation Table

Set forth below is information concerning the compensation of each person who served as our Principal Executive Officer and our two other most highly compensated executive officers, other than those who served as Principal Executive Officers, that were serving at September 30, 2006 (representing all of our executive officers serving at that date who earned over $100,000 in salary and bonus for the fiscal year ending on that date and who did not serve as Principal Executive Officer), and two additional individuals that served as executive officers during the fiscal year ended September 30, 2006 but were no longer serving at September 30, 2006. We refer to each of such persons as a "named executive officer".

Summary Compensation Table

						Long Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Fiscal Year	Salary		Bonus	Other Annual Compensation	Securities Underlying Options (#)	All Other Compensation
Elwood G. Norris, Chairman	2006 2005 2004	$ $ $	203,846 200,272 200,000	— — —	— — —	100,000 70,000 —	$	— — 1,385(1)

Thomas R. Brown (2) President, Chief Executive Officer and Interim Financial Officer	2006		$22,070	—	—	250,000		$58,500(2)

John R. Zavoli (3) Former President and Chief Operating Officer	2006		$206,468	—	—	100,000		$136,601(3)

Kalani Jones (4) Former President and	2006 2005	$ $	38,413 199,241	— —	— —	— 52,500		$87,293(4) —
Chief Operating Officer	2004		$179,808	$50,000(5)	—	125,000		$1,636(1)

James Croft, III Senior Vice President, Research and Development	2006 2005 2004	$ $ $	168,173 201,383 126,690	— — —	— — —	— 10,000 —	$ $ $	6,514(6) 18,895(6) 17,572(6)

Karen Jordan	2006		$126,538	—	—	30,000		$1,575(1)
Chief Accounting Officer

Bruce Gray (7) Vice President, Commercial Products Group	2006 2005	$ $	223,166 107,692	— —	— —	— 100,000		$92,213(7)

Alan J. Ballard (8) Former Vice President - Government and Military Group	2006		$169,573	—	—	—		$91,346(8)

(1)	Represents matching 401(k) contributions.
(2)
Salary includes $3,000 of director fees for the period prior to being appointed as an executive officer. All other compensation includes $58,500 paid to BrownThompson Executive Search, an executive search firm controlled by Mr. Brown, for services provided prior to Mr. Brown’s appointment to the board.

(3)
Mr. Zavoli’s employment with our company terminated August 17, 2006. Salary includes $2,000 of post-employment director fees. All other compensation includes severance of $125,000, post-employment medical payments of $7,648 and matching 401(k) contributions of $1,953. See “Employment Arrangements” below for more information.

(4)
Mr. Jones resigned from our company effective October 17, 2005. All other compensation includes severance of $82,500, post-employment medical payments of $4,666 and matching 401(k) contributions of $127. See “Employment Arrangements” below for more information.

(5)	Represents bonus for fiscal 2004 paid in fiscal 2005.
(6)	Includes royalty payments of $4,080, $18,895 and $16,246 for fiscal 2006, 2005 and 2004 respectively. Balance represents matching 401(k) contributions.
(7)
Mr. Gray’s employment with our company terminated September 19, 2006. Sales commissions of $31,796 are included with salary. All other compensation includes severance of $90,000 and matching 401(k) contributions of $2,213. See “Employment Arrangements” below for more information.

(8)
Mr. Ballard’s employment with our company terminated May 16, 2006. Sales commissions of $58,562 are included with salary. All other compensation includes severance of $90,000 and matching 401(k) contributions of $1,346.

No named executive officer received any form of non-cash compensation from us in the fiscal years ended September 30, 2006, 2005, or 2004, or currently receives any such compensation, in excess of 10% of the total amount of annual salary and bonus reported for the named executive officer above. No named executive officer received a restricted stock award, a stock appreciation right or a long-term incentive plan payout in the fiscal years ended September 30, 2006, 2005, or 2004.

OPTION GRANTS

The following table shows further information on grants of stock options in fiscal 2006 to the named executive officers reflected in the Summary Compensation Table.

Option Grants for Fiscal Year Ended September 30, 2006
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Shares of Common Stock Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	5%	10%
Elwood G. Norris	100,000	7.4%	$4.29	5/03/2011	$68,750	$199,099
Thomas R. Brown	50,000	3.7%	$3.65	3/24/2011	$50,421	$111,418
	200,000	14.9%	$3.33	9/05/2011	$184,004	$406,600
Karen Jordan	30,000	2.2%	$4.77	11/21/2010	$39,539	$87,364
John R. Zavoli (2)	100,000	7.4%	$4.78	11/01/2009	$132,063	$291,824

(1)
All options granted under our 2005 Equity Incentive Plan and were granted at an exercise price equal to the fair market value on the date of grant, except the option to Mr. Norris, which was granted at an exercise price equal to 110% of the fair market value on the date of grant. Options vest as to 1/4 of the shares on the first anniversary of the date of grant and as to 1/16th of the shares each quarter thereafter, subject to continuing service to our company.

(2)	Mr. Zavoli’s employment with our company terminated August 17, 2006. None of the shares subject to such grant vested.
(3)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Stock Option Exercises and Holdings

The following table shows the information on each exercise of options during fiscal 2006 and unexercised options and the value of options held at September 30, 2006 by each of the named executive officers reflected in the Summary Compensation Table.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Shares of Common Stock Underlying Unexercised Options Held at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (1)
Name	Shares Acquired on Exercise	Value Realize	Exercisable	Unexercisable	Exercisable	Unexercisable
Elwood G. Norris	50,000	$40,000 (2)	126,250	143,750	$36,660	—
Thomas R. Brown	—	—	—	250,000	—	$106,500
James Croft, III	17,000	$16,400 (3)	115,375	5,625	$53,440	—
Karen Jordan	—	—	—	30,000	—	—

(1)	Based on the closing price reported on the NASDAQ Capital Market on September 29, 2006 of $3.82 per share.
(2)	Based on the closing price reported on the NASDAQ Capital Market on the date of exercise.
(3)
Based on the closing price reported on the NASDAQ Capital Market on the date of exercise. The option and the shares acquired upon exercise are subject to a domestic relations order. Mr. Croft disclaims beneficial ownership of the shares acquired upon exercise of the option except to the extent of his pecuniary interest therein.

We do not have any stock appreciation rights plans in effect and we have no long-term incentive plans, as those terms are defined in SEC regulations. During the fiscal year ended September 30, 2006, we did not adjust or amend the exercise price of stock options awarded to the named executive officers. We have no defined benefit or actuarial plans covering any named executive officer.

EMPLOYMENT ARRANGEMENTS

We entered into the following employment arrangements with each of the named executive officers reflected in the Summary Compensation Table, and each of our current executive officers.

Mr. Elwood G. Norris - Effective September 1, 1997, we entered into a three year employment contract with Mr. Norris, for his services as Chief Technology Officer. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advance notice of termination to the other. Mr. Norris now serves as Chairman under the term of this agreement. The agreement, as amended by the Compensation Committee, provides for a base salary of $16,667 per month. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to us during employment. We also provide Mr. Norris with an automobile, the lease payments for which are currently $720 per month. We are also obligated to pay Mr. Norris certain royalties. See "Certain Transactions" below.

Mr. Thomas R. Brown - Effective August 23, 2006 we entered into a letter agreement with Mr. Brown pursuant to which he was appointed as our president and chief executive officer commencing September 5, 2006. Mr. Brown was also appointed as interim chief financial officer on September 19, 2006. The terms of Mr. Brown’s employment did not change in connection with his appointment as interim chief financial officer. Mr. Brown was a director of our company and was a member of the audit and compensation committees from March 24, 2006 until he resigned in connection with entering into the letter agreement to facilitate our company’s compliance with NASDAQ corporate governance requirements. He was reappointed to the board on September 22, 2006. The letter agreement provides for a base salary of $250,000 per year. In connection with his employment, Mr. Brown received a non-statutory stock option to purchase 200,000 shares of common stock under our 2005 Equity Incentive Plan with an exercise price $3.33 per share, the closing price of our common stock on the start date as reported on the NASDAQ Capital Market. Mr. Brown will be eligible for an annual bonus with respect to fiscal years beginning fiscal 2007 as recommended by the compensation committee and approved by the board. The bonus will be based in part on his achievement of detailed annual goals that will be established by the compensation committee. Mr. Brown’s bonus for fiscal 2007 will be based upon the bonus plan described below under the heading "Executive Officer and Employee Incentive Plan". In the event that Mr. Brown’s employment is terminated for any reason other than cause, or if he resigns for good reason, he will be entitled to severance equal to one month’s salary for each two month period of service, or portion thereof, up to six months’ salary. He will also be entitled to continuation of his company-provided health and dental benefits for the same period.

Mr. John R. Zavoli - On October 17, 2005, we entered into a letter agreement with Mr. Zavoli, pursuant to which Mr. Zavoli was appointed as our president and chief operating officer, commencing November 1, 2005. Mr. Zavoli was a director of our company, and was a member of the audit and compensation committees until he resigned the committee appointments in connection with entering into the letter agreement. The letter agreement provided for an annual base salary of $250,000 and eligibility for an annual bonus, as recommended by the compensation committee and approved by the board of directors. In addition, Mr. Zavoli received an option to purchase 100,000 shares of our common stock on November 1, 2005. Mr. Zavoli’s employment was not for a specified period or term of employment and was terminable at-will by us or by Mr. Zavoli for any reason, with or without notice. On August 17, 2006, Mr. Zavoli’s employment arrangement with our company terminated. Mr. Zavoli’s annual base salary at the time of termination was $250,000 and he was entitled to severance in the form of post-termination salary continuation and payment by our company of the premiums for extension of benefits under COBRA for a number of months based on his number of months of service, conditioned on his execution of a general release of all known and unknown claims against our company, and the continued effectiveness of such release beyond any statutory revocation period. On September 22, 2006 Mr. Zavoli resigned from his position as a member of our board of directors and entered into a separation and release agreement with our company providing: (a) payments of $125,000, representing six months of base salary, and (b) payment of health benefit premiums on Mr. Zavoli’s behalf for a period not to extend beyond February 28, 2007 estimated at $6,210. In addition, the separation and release agreement contained Mr. Zavoli’s general release of all claims against our company.

Mr. Kalani Jones - We entered into a letter agreement dated as of August 28, 2003, as amended on October 20, 2003, under which Mr. Jones was employed as our Senior Vice President of Operations. Mr. Jones was later promoted to President and Chief Operating Officer. The letter agreement provided for an annual base salary of $140,000, a 30% annual performance bonus to be determined by the Compensation Committee and the Board of Directors, and the grant of an option to purchase 75,000 shares of our common stock, which option vested quarterly over a two year period beginning six months after the date of employment. Mr. Jones subsequently received additional option grants. Mr. Jones’s employment was terminable at-will by us or Mr. Jones for any reason, with or without notice. On October 17, 2005, Mr. Jones’s employment arrangement with our company terminated. Mr. Jones annual base salary at the time of resignation was $220,000, and he was entitled to an annual performance bonus of up to 50% of his base salary, as determined by the Compensation Committee. On October 20, 2005, we entered into a separation and release agreement with Mr. Jones. The agreement provided for our one-time payment of $82,500 to Mr. Jones and our payment of health benefit premiums on Mr. Jones’s behalf for a period not to extend beyond February 28, 2006 which totaled $4,666. We also agreed to extend until February 15, 2006 the period of time for which the vested portion of stock options held by Mr. Jones could be exercised; however no options were exercised. In addition, the separation and release agreement contained Mr. Jones’s general release of all claims against our company.

Mr. James Croft, III - On August 17, 2005, our Board of Directors approved the appointment of Mr. Croft as our Chief Technology Officer and Vice President of Advanced Development. Mr. Croft has served as our Vice President of Research and Development since February 28, 2000, and, prior to that, as our Vice President of Engineering from September 15, 1997. Mr. Croft is employed pursuant to the terms of an employment agreement dated February 28, 2000, which terms have been orally modified. Under the terms as modified, Mr. Croft’s annual salary is $165,000, and he participates in bonus, benefit and other incentives at the discretion of the Compensation Committee. We presently exclusively license two pre-employment inventions from Mr. Croft through March 2008. We are not currently marketing products using these inventions, and we are not currently paying royalties to Mr. Croft for these inventions. We plan to negotiate further revisions to our agreement with Mr. Croft, including our right to continue the license beyond March 2008. The initial term of the employment agreement dated February 28, 2000 has expired, and as a result, either we or Mr. Croft may terminate his employment for any reason upon thirty days advance notice.

Ms. Karen Jordan - On December 16, 2005, our Board of Directors approved the appointment of Ms. Jordan as our Chief Accounting Officer. Ms. Jordan entered into a letter agreement with our company dated October 26, 2005, and joined our company in November 2005, as director of finance. Ms. Jordan’s annual salary is $140,000 and she participates in bonus, benefit and other incentives at the discretion of the Compensation Committee. Ms Jordan’s employment is not for a specified period or term of employment and is terminable at-will by us or by Ms. Jordan for any reason, with or without notice.

Mr. Bruce Gray - We entered into a letter agreement with Mr. Gray, under which Mr. Gray was employed as our Vice President of Sales and Marketing for our Commercial Group effective March 21, 2005. The letter agreement provided for an initial annual base salary of $200,000 and an annual sales commission, payable on a quarterly basis, based on revenues and billings. In September 2005, the compensation committee approved the commission plan called for by Mr. Gray’s employment agreement. The commission plan governed the payment of Mr. Gray’s annual sales bonus for the twelve-month period beginning April 1, 2005, and entitled Mr. Gray to commissions payable based on invoiced net sales of the commercial group on a quarterly basis, calculated as a percentage of quarterly revenue targets for our commercial group. The plan provided for a target commission for the twelve-month period of $100,000, but commissions could exceed such amount if the commercial group’s invoiced net sales exceeded our revenue plan. This plan was modified by us effective for the second quarter of fiscal 2006 to revise the quarterly revenue targets and the commission formula to be based on direct sales by Mr. Gray on personal revenue targets plus an override based on revenue targets for the group supervised by Mr. Gray. The portion payable as override was payable only if revenue targets were achieved, and was capped at 50% of Mr. Gray’s base salary. The revised plan provided for an aggregate target commission of approximately $66,000 for the last three quarters of fiscal 2006, but commissions could exceed such amount if Mr. Gray’s direct sales or group sales exceeded revenue targets. In connection with entry into the revised plan, Mr. Gray’s base salary was adjusted to $180,000 per year effective March 16, 2006. Mr. Gray’s employment was terminable at-will by us or by Mr. Gray for any reason, with or without notice. On September 19, 2006 Mr. Gray’s employment arrangement with our company was terminated. On October 4, 2006, we entered into a separation and release agreement with Mr. Gray. The agreement provided for our one-time payment to Mr. Gray of $90,000 and Mr. Gray’s general release of all claims against our company.

Mr. Alan J. Ballard - On November 17, 2005, our board of directors approved the appointment of Mr. Ballard as our Vice President, Government and Military Division. Mr. Ballard joined our company in January 2004 and has held various positions in our Government Group. Mr. Ballard’s employment was terminable at-will by us or Mr. Ballard for any reason, with or without notice. On May 16, 2006 Mr. Ballard’s employment arrangement with our company terminated. Mr. Ballard’s annual salary at the time of termination was $145,000, and he was entitled to participate in bonus, benefit and other incentives at the discretion of the Compensation Committee. On October 18, 2006 we entered into a release and settlement agreement with Mr. Ballard and paid $90,000 for severance and non-wage damages and in consideration of Mr. Ballard’s general release of claims against us.

EXECUTIVE OFFICER AND EMPLOYEE INCENTIVE PLAN

In September 2006, the Compensation Committee recommended, and the Board approved, an incentive plan for fiscal year 2007, that is designed to motivate plan participants to achieve our financial objectives and to reward such participants for their achievements when those objectives are met. Under the incentive plan, target bonus amounts vary based on a percentage of the participant’s base salary, and the amount of bonus actually paid to a participant will be based on the achievement by our company of positive income from operations (including the cost of the incentive plan).

All of our employees except sales personnel, including our executive officers, will be entitled to participate in the incentive plan. The target bonuses for our participating executive officers will be 50% of base salary. Participants will be entitled to a bonus of two times the target bonus in the event income from operations exceeds $1 million for fiscal year 2007, including the cost of the incentive plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Carter, Hunter, Wagner, Brown and Admiral Smith served on the Compensation Committee during fiscal 2006. At the beginning of fiscal 2006, Messrs. Wagner, Hunter and Carter were members of the Compensation Committee, and Mr. Wagner served as Chair. In March 2006, the size of the Compensation Committee was increased to four directors, and Admiral Smith joined the Compensation Committee as an independent director. Later in March 2006, the size of the Compensation Committee was increased to five directors, and Mr. Brown joined the Compensation Committee as an independent director. Mr. Wagner retired from the Board at the May 2006 annual meeting of stockholders, and the size of the Compensation Committee was then reduced to four directors, and Mr. Hunter became Chair. Mr. Brown resigned from the Compensation Committee in August 2006 upon the Board's appointment of him as President and Chief Executive Officer for a term commencing September 5, 2006, and the size of the Compensation Committee was reduced to three directors. Mr. Carter resigned from the Board and all standing committees in February 2007, and Ms. Clague was appointed to the Compensation Committee to fill the vacancy created by his resignation. The Compensation Committee currently consists of Mr. Hunter (Chair), Admiral Smith and Ms. Clague.

No executive officer of our company (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our company’s Compensation Committee, (2) served as a director of another entity, one of whose executive officers served on our company’s Compensation Committee, or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

EQUITY COMPENSATION PLAN INFORMATION

At September 30, 2006, we had two equity incentive plans under which equity securities are or have been authorized for issuance to our employees, consultants or directors: the 2005 Equity Incentive Plan and the 2002 Stock Option Plan. These plans have been approved by our stockholders. The reserve under the 2005 Equity Incentive Plan includes any prior plans that expire or become unexercisable. In addition, from time to time we issue to employees, directors and service providers special stock options, inducement grants and warrants to purchase common shares, and these grants have not been approved by stockholders. The following table sets forth information as of September 30, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,388,323	$4.34	1,520,916
Equity compensation plans not approved by security holders	258,250 (1)	$6.26	—
Total	1,646,573	$4.64	1,520,916

(1)
Includes (i) 108,250 shares of common stock subject to inducement stock options granted to certain non-executive officer employees from time to time, which options have a weighted-average exercise price of $9.33 per share, a five year term and generally vest 25% on the first anniversary of the grant date and then 1/16 each quarter thereafter, subject to continued service and other conditions, (ii) 50,000 shares subject to a warrant granted on February 28, 2003, to a financial advisor for consulting services rendered with an exercise price of $3.63 and an expiration date of April 4, 2008, and (iii) 100,000 shares subject to a warrant granted on September 30, 2002, to another financial advisor for consulting services rendered with an exercise price of $4.25 and an expiration date of September 30, 2007.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such laws.

Committee Meetings, Processes and Policies

The Compensation Committee of the Board of Directors operates under the authority of a Compensation Committee Charter, a copy of which is attached as Appendix 2 to this proxy statement. The primary philosophy of the committee regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person's individual performance and to our company's overall financial performance and growth during the previous fiscal year.

The committee met 12 times and acted by unanimous written consent 3 times during fiscal 2006, and discussed in detail the company's compensation philosophy and practices for employees at all levels. Compensation for employees ranked below Vice President was recommended by their supervisors to the President, who then reported his determinations to the committee. The committee reviews and recommends for approval by the board all compensation for employees ranked Vice President and above.

In determining initial compensation for new executive hires or persons promoted to executive positions, and in reviewing existing executive officers annually, the committee reviews all components of executive officer compensation, including salary, bonus, and stock options held. It is the committee's policy to review the dollar value to the executive and cost to the company of all perquisites and other personal benefits, and all severance and change of control scenarios. Unvested stock options currently held by our executive officers generally provide that if employment is terminated without cause within 24 months after a change in control, such stock options will be considered fully vested upon such termination, and, for options granted under our 2002 Stock Option Plan, the option will remain exercisable for six months after such service terminates. Since these provisions apply generally to all stock options, the committee has not placed special value on this right when determining executive compensation. In connection with all compensation reviews for executive officers, the committee reviews a tally sheet setting forth all the above components, to the extent applicable. The committee did not take into account accumulated (realized and unrealized) stock option gains in its compensation decisions during fiscal 2006, but commenced doing so in November 2006.

Base salary. Base salaries for executive officers are reviewed on an annual basis. The committee has historically believed that base salaries should be set in the lower quartile of the Radford Executive Survey, which we used in fiscal years prior to 2006 to set executive salaries. The decision to use the lower quartile reflected in part that the company's revenues were lower than the revenue ranges of the companies in the Radford survey reports, and that the company has not been profitable. The committee has placed greater emphasis on incentive and stock option compensation for its executive officers, creating a deeper link between pay and individual and company performance. During fiscal 2006 base salaries for new executive officers were negotiated by John Zavoli, the Company's former President and Chief Operating Officer, and then presented to the committee for approval. The committee did not increase salaries for existing executive officers during fiscal 2006 as a result of the company's financial performance during fiscal 2006. The committee does however remain open to revisiting the levels of base salaries paid to executives at such time as the company become profitable.

Bonus compensation. All of our executive officers are considered for bonus compensation. During fiscal 2005, we had arrangements with certain of our executive officers providing that they would be considered for discretionary bonuses at a certain percentage of their base salaries. None of such arrangements were in existence during fiscal 2006, and we did not have a formal bonus plan in effect for fiscal 2006. In March 2006, the committee recommended and the board approved payment of discretionary bonuses of $7,500 to each of two executive officers. These bonuses were recommended by Mr. Zavoli in connection with performance during the first quarter of fiscal 2006. No further interim discretionary bonuses were paid during fiscal 2006, and in light of the company's financial performance for the full fiscal year, the company's new President and Chief Executive Officer, Thomas R. Brown, recommended, and the committee concurred, that no executive officers would be considered for year-end discretionary bonuses.

Executive officers in charge of revenue producing business segments also participated in commission arrangements during fiscal 2006. In September 2005, the committee approved a commission plan for our former Vice President, Commercial Products Group, pursuant to the terms of his employment letter. The commission plan governed the payment of that executive's annual sales bonus for the twelve-month period beginning April 1, 2005, and entitled such executive to commissions payable based on invoiced net sales on a quarterly basis, calculated as a percentage of quarterly revenue targets for our commercial products group. The plan provided for a target commission for the twelve-month period of $100,000, but commissions could exceed such amount if our invoiced net sales exceeded our revenue plan. This plan was modified by the committee effective January 1, 2006 to revise the quarterly revenue targets and the commission formula. See "Employment Arrangements - Mr. Bruce Gray" above. The committee adopted a commission arrangement for our Government Group during fiscal 2005, but did not establish commission rates for fiscal 2006 or any future years. One of the discretionary bonuses of $7,500 discussed above was awarded to the former Vice President, Government and Military Division, in lieu of the Government Group commission plan.

In September 2006, following a recommendation by Mr. Brown, the committee recommended, and the board approved, an incentive plan for fiscal year 2007 that is designed to motivate plan participants to achieve our financial objectives and to reward such participants for their achievements when those objectives are met. Under the incentive plan, target bonus amounts vary based on a percentage of the participant’s base salary, and the amount of bonus actually paid to a participant will be based on the achievement by our company of positive income from operations (including the cost of the incentive plan). All of our employees except sales personnel, including our executive officers, participate in the incentive plan. The target bonuses for our participating executive officers are 50% of base salary. Participants are entitled to a bonus of two times the target bonus in the event income from operations exceeds $1 million for fiscal year 2007, including the cost of the incentive plan.

While the committee's overall compensation philosophy remains to reward each of the members of senior management proportionately to each person's individual performance and to our company's overall financial performance and growth during the previous fiscal year, the committee approved this incentive plan mindful that it rewards employees based solely on the company's performance as a whole, as measured solely by achievement of positive income from operations. The committee believes that this plan is simpler to understand than a plan with individual targets, and motivates our reduced-size organization to work together to achieve what is considered to be the company's first priority at this time - the reversal of losses from operations. The committee noted in approving this plan that the plan would have to pay for itself - no employees would receive incentive bonuses unless there was sufficient income from operations to offset the cost of those bonuses.

Long-term incentives. Our long-term incentive program has consisted of a stock option program pursuant to which our executive officers are periodically granted stock options. Our stock option programs are designed to provide such persons with significant compensation based on our overall performance as reflected in the stock price, to create a valuable retention device through standard two to five year vesting schedules and to help align employees' and stockholders' interests. Options granted during fiscal 2006 were non-statutory stock options, and generally had a five year term, subject to continuing service, and generally vested as to one fourth of the shares on the first anniversary of the grant date, and quarterly thereafter through the fourth anniversary of the date of grant. Stock options are typically granted at the time of hire to new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

As indicated above, the company's bonus plan is designed to reward company performance rather than individual performance. The committee continues to reward individual contributions through periodic grants of stock options, the most recent of were made in February 2007 based in part on reviews of individual performance during fiscal 2006. These grants were delayed during the pendency of a "blackout period" under the company's insider trading policy which was in effect from mid-August 2006 until February 2007, as a result of the company's voluntary review of historical stock option and stock grants. The non-statutory options issued in February 2007 to a broad group of key employees were issued with a revised vesting schedule, designed to reward more near-term performance. Such options were vested as to one third of the shares upon grant, and quarterly thereafter through the second anniversary of the date of grant.

Pricing of stock options. It has been the committee's policy to set the exercise price of stock options at the then fair market value of our common stock, or higher. As a result of the review by the Audit Committee of the company's historical stock option and stock grants conducted from November 2006 through January 2007, it was determined that there existed flaws in the company’s option approval and pricing processes, particularly relating to management’s practices during fiscal 2002 and 2003 of awarding grants prior to soliciting the approval of the board or this committee, and the related use of unanimous written consents to approve grants with a date “as of” the date management determined to grant the options, which consents were sometimes circulated after the date of determination. The Audit Committee did not encounter any evidence that would indicate intentional wrongful behaviors with respect to the misapplied option measurement dates. All of the deficiencies observed were, in the Audit Committee’s view, attributable to vacillating levels of effectiveness in the company’s accounting and documentary control procedures, high turnover of executive leadership, a lack of understanding by company personnel charged with administration of the company’s stock option plans of the often complex accounting and tax rules related to stock options, the company’s use of spreadsheets rather than more robust stock option software (which software was first used in 2004, but was not fully implemented until March 2005), and insufficient attention by management to the directives of this committee with respect to stock option grant practices.

While the Audit Committee concluded that incorrect measurement dates or fair market value pricing formulas resulted in approximately 100 grants determined to have unrecorded intrinsic value, the Audit Committee did not find evidence demonstrating that stock options were “back-dated” to coincide with low stock prices. Rather, most of the stock options that required adjustment, required such adjustment because the original grant date was determined in the review to have not had sufficient finality to support a measurement date, based on standards articulated by the SEC Office of the Chief Accountant, or the company had determined the exercise price based on the closing price on the day of grant, rather than the day prior to grant, as called for under the company’s 1997 Stock Option Plan and 2002 Stock Option Plan. No option grants were determined to have been mispriced after December 2003.

The Audit Committee reported that the problems that led to the measurement date errors had been addressed by the beginning of calendar year 2004, but nonetheless, the committee implemented further refinements to the company’s stock option grant procedures in January 2007. For more discussion of the historical review of stock option and stock grant practices, please see the Explanatory Note to the company's Form 10-K filed on January 8, 2007 for the 2006 fiscal year.

Severance. A number of our executive officers terminated employment during fiscal 2006. In the absence of contractual provisions providing for the severance payments to be made to such officers, we generally offered each of the former employees severance equal to one month’s salary for each two month period of service, or portion thereof, up to six months’ salary, in exchange for a general release of all claims. Each of our executive officers who terminated employment during fiscal 2006 accepted an offer of severance on substantially those terms.

Principal Executive Officer Compensation

During fiscal 2006, our company had four persons who performed the duties of principal executive officer. Elwood G. Norris, our Chairman, served in a capacity as co-principal executive officer until September 2006, when he assumed a technical advisory and spokesperson role to our company. Kalani Jones, our former President and Chief Operating Officer, served as co-principal executive officer until his resignation in October 2005. Mr. John Zavoli assumed the position of President and Chief Operating Officer, and co-principal executive officer, in November 2005, until the termination of his employment in August 2006. Thomas R. Brown assumed the position of President and Chief Executive Officer, and sole principal executive officer, in September 2006. The committee had responsibility for determining the compensation of all of Mr. Norris, Mr. Jones, Mr. Zavoli and Mr. Brown.

Elwood G. Norris. Mr. Elwood G. Norris currently serves as Chairman of the Board, an executive position. Prior to his appointment as Chief Executive Officer in September 2000, which position Mr. Norris resigned in February 2003, Mr. Norris had been employed by us as Chief Technology Officer pursuant to a three-year employment agreement dated September 1, 1997. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advance notice of termination to the other. Mr. Norris now serves as Chairman under the term of this agreement. The agreement, as amended by the committee, provides for a base salary of $16,667 per month. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. We also provide Mr. Norris with an automobile, the lease payments for which are currently approximately $720 per month. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to us during employment. We are also obligated to pay Mr. Norris certain royalties. See "Certain Transactions" below. Mr. Norris received a non-statutory option to purchase 100,000 shares in May 2006, which option was in recognition of Mr. Norris' performance during fiscal 2005, and was priced at $4.29, which was 110% of the closing price on the date of grant. This option vests as to 25% of the shares on the first anniversary of the grant date, and quarterly thereafter through the fourth anniversary of the date of grant, subject to Mr. Norris' continuing service to the company.

In light of the transition of Mr. Norris to a technical advisory and spokesperson role at the end of fiscal 2006, the committee did not formally review Mr. Norris's performance for fiscal 2006, and did not award Mr. Norris a bonus for fiscal 2006. No adjustments have been made to Mr. Norris' salary for fiscal 2007. The committee noted that Mr. Norris offered leadership during two transitions of senior management, and that he continued during fiscal 2006 to raise the profile of our company and our products through national press coverage. The committee did determine to grant Mr. Norris a non-statutory option exercisable for 150,000 shares in February 2007, which option was priced at $4.81, which was 110% of the closing price on the date of grant, and vested as to one third of the shares upon grant, and quarterly thereafter through the second anniversary of the date of grant, subject to Mr. Norris' continuing service to the company.

Kalani Jones. Mr. Kalani Jones joined our company in August 2003 as Senior Vice President, Operations. Mr. Jones was promoted to President and Chief Operating Officer in April 2004, following Mr. Jones’ performance review for fiscal 2004, his base salary was increased to $220,000 per year. Such salary was slightly below the 25th percentile for the comparable position as reported in the Radford Executive Survey.

Mr. Jones’s employment was terminable at-will by us or Mr. Jones for any reason, with or without notice. In October 2005, Mr. Jones’s employment with our company terminated. We entered into a separation and release agreement with Mr. Jones. The agreement provided for our one-time payment of $82,500 to Mr. Jones and our payment of health benefit premiums on Mr. Jones’s behalf for a period not to extend beyond February 28, 2006. We also agreed to extend until February 15, 2006 the period of time for which the vested portion of stock options held by Mr. Jones could be exercised. As a result of Mr. Jones’ resignation, the committee did not review Mr. Jones’ performance for fiscal 2006.

John R. Zavoli. In October 2005, the committee recommended to the board for approval a letter agreement with Mr. Zavoli, pursuant to which Mr. Zavoli was appointed as our President and Chief Operating Officer, commencing November 1, 2005. Mr. Zavoli was previously a director of our company, and was a member of this committee from June 2005 until he resigned his committee appointments in connection with entering into the letter agreement. The committee informally authorized Mr. Norris to negotiate Mr. Zavoli's compensation with Mr. Zavoli, and the recommendation of Mr. Norris was approved by the committee (without Mr. Zavoli present) with a recommendation to the full board for approval. The level of compensation and other terms of the employment agreement were determined in arms' length negotiations between Mr. Norris and Mr. Zavoli, and the committee did not rely upon benchmark data in approving the level of Mr. Zavoli's compensation. The letter agreement provided for an annual base salary of $250,000 and eligibility for an annual bonus, as recommended by this committee and approved by the board of directors. In addition, Mr. Zavoli received a non-statutory option to purchase 100,000 shares of our common stock on his start date of November 1, 2005. Mr. Zavoli’s employment was not for a specified period or term of employment and was terminable at-will by us or by Mr. Zavoli for any reason, with or without notice. In August 2006, Mr. Zavolis employment arrangement with the company terminated. Mr. Zavoli’s annual base salary at the time of termination was $250,000 and he was entitled to severance in the form of post-termination salary continuation and payment by our company of the premiums for extension of benefits under COBRA for a number of months based on his number of months of service, conditioned on his execution of a general release of all known and unknown claims against our company, and the continued effectiveness of such release beyond any statutory revocation period. In September 2006, Mr. Zavoli resigned from his position as a member of our board of directors and entered into a separation and release agreement with our company providing: (a) payments of $125,000, representing six months of base salary, and (b) payment of health benefit premiums on Mr. Zavoli’s behalf for a period not to extend beyond February 28, 2007 estimated at $6,210. In addition, the separation and release agreement contained Mr. Zavoli’s general release of all claims against our company. As a result of the termination of Mr. Zavoli’s employment arrangement, the committee did not review Mr. Zavoli's performance for fiscal 2006.

Thomas R. Brown. In August 2006, the committee recommended to the board for approval a letter agreement to be entered into with Mr. Brown pursuant to which he was appointed as our President and Chief Executive Officer commencing September 5, 2006. Mr. Brown was also appointed as Interim Chief Financial Officer on September 19, 2006. The terms of Mr. Brown’s employment did not change in connection with his appointment as Interim Chief Financial Officer. The committee informally authorized Mr. Norris to negotiate Mr. Brown's compensation with Mr. Brown, and the recommendation of Mr. Norris was approved by the committee (without Mr. Brown present) with a recommendation to the full board for approval. The level of compensation and other terms of the employment agreement were determined in arms' length negotiations between Mr. Norris and Mr. Brown, and the committee did not rely upon benchmark data in approving the level of Mr. Brown's compensation. The letter agreement provides for a base salary of $250,000 per year. This amount was the same amount previously payable to Mr. Zavoli. In connection with his employment, Mr. Brown received a non-statutory option to purchase 200,000 shares of common stock under our 2005 Equity Incentive Plan with an exercise price $3.33 per share, the closing price of our common stock on the start date as reported on the Nasdaq Capital Market. Mr. Brown is eligible for an annual bonus with respect to fiscal years beginning fiscal 2007 as recommended by the committee and approved by the board, to be based in part on his achievement of detailed annual goals established by the committee. Mr. Brown's bonus for fiscal 2007 will be based upon the bonus plan described above under "Long-term incentives." In the event that Mr. Brown’s employment is terminated for any reason other than cause, or if he resigns for good reason, he will be entitled to severance equal to one month’s salary for each two month period of service, or portion thereof, up to six months’ salary. He will also be entitled to continuation of his company-provided health and dental benefits for the same period.

The Committee’s Conclusion

The committee has determined that the aggregate compensation of the executive officers during fiscal 2006, including the compensation to persons who served as principal executive officer during fiscal 2006, was reasonable and not excessive.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, compensation payments in excess of $1 million to each person who served as Chief Executive Officer at the end of a taxable year, and to each of the other most highly compensated executive officers whose compensation must be disclosed in SEC filings, are subject to a limitation of $1 million on the amount we may deduct as an ordinary business expense. Certain performance-based compensation is not subject to the limitation on deductibility. The total taxable compensation to each employee subject to Section 162(m) during the taxable year ended September 30, 2006 was below $1 million.

We granted stock options to persons subject to Section 162(m) in a manner designed to qualify such stock options as performance-based compensation. However, from June 2004 to April 2005, we issued non-qualified stock options not approved by stockholders to certain persons, none of whom are currently executive officers subject to Section 162(m), but certain of whom could in the future become subject to Section 162(m), in each case as an inducement material to employment. In addition, as described above under "Pricing of stock options," approximately 100 historical option grants were determined to have been priced with an exercise price below the fair market value on the accounting measurement date. To the extent that any of these options are exercised by persons who are subject to Section 162(m) on the date of exercise, the amount of the deduction that we would otherwise be entitled to may be limited to the extent the ordinary income recognized by the subject employee upon such exercise, together with all other compensation in a given taxable year, exceeds $1 million. The committee has to date qualified as performance-based compensation all stock option grants under the 2005 Equity Incentive Plan, and intends to continue to do so. However, the committee may in its discretion make other awards to existing or potential future employees subject to Section 162(m) which do not qualify as performance-based compensation.

The committee believes that any application of Section 162(m) to limit deductibility of executive compensation is unlikely to have a material effect on our financial condition or results of operations, as a result of the company's net operating loss carry-forwards, which were approximately $54,473,000 at September 30, 2006, and which expire through 2027. However, certain amounts of these carry-forwards are subject to significant limitations under the Internal Revenue Code of 1986, as amended, and the committee notes that a valuation allowance has been provided in our financial statements to offset the net deferred tax asset associated with such loss carry-forwards, as management has determined that it is more likely than not that the deferred tax asset will not be realized.

COMPENSATION COMMITTEE

Daniel Hunter (Chairman)
Raymond C. Smith
Laura M. Clague (Ms. Clague was not a member of the Compensation Committee during fiscal 2006)

REPORT OF THE AUDIT COMMITTEE

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended September 30, 2006.

The Audit Committee has reviewed and discussed the audited financial statements of American Technology Corporation with management. The Audit Committee has discussed with Swenson Advisors, LLP, our independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Swenson Advisors, LLP required by Independence Standards Board Standard No. 1, which relates to the accounting firm's independence from our company, and has discussed with Swenson Advisors, LLP its independence from our company.

The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors. The Audit Committee Charter was amended and restated in April 2004. Each of the members of the Audit Committee qualifies as an independent director under the current listing standards of the NASDAQ Stock Market. The Charter of the Audit Committee is attached as Annex 1 to this proxy statement.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that audited financial statements be included in our company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

AUDIT COMMITTEE

Daniel Hunter (Chairman)
Raymond Smith
Laura M. Clague (Ms. Clague was not a member of the Audit Committee during fiscal 2006)

COMPANY STOCK PRICE PERFORMANCE

Introductory Note: The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such laws.

The following graph compares the five-year cumulative total return on our common stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock - Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 30, 2001 and all dividends were reinvested. Our fiscal year ends on September 30.

CERTAIN TRANSACTIONS

Under the terms of an Assignment of Technology Agreement dated March 2, 1993 and an Addendum Agreement dated December 2, 1996 we are obligated to pay Elwood G. Norris, our Chairman, a 2% royalty on net sales from certain of our technologies, of which only HSS is a current offering of our company. The royalty obligation continues until at least March 1, 2007, and for any longer period during which we sell products or license technologies subject to any patent assigned to us by Mr. Norris. No royalties were paid or recorded under this agreement in the fiscal years ended September 30, 2006, 2005 or 2004, as these royalties were immaterial and were waived by Mr. Norris. We may owe royalties in future periods based on actual sales or technology revenues.

Mark Norris, the son of Elwood G. Norris, is a full-time non-executive employee of our company. In his role as a Mechanical Engineer, Mark Norris was paid $103,336 in salary for the fiscal year ended September 30, 2006. No other family member of any executive officer, director or 5% stockholder received compensation of more than $60,000 during the year ended September 30, 2006.

On August 7, 2006, we closed an institutional financing and issued 4,870,512 shares of our common stock at a purchase price of $1.95 per share and warrants exercisable for an aggregate of 1,948,205 shares of common stock at an exercise price of $2.67 per share. The warrants are exercisable from February 7, 2007 until August 6, 2010. Institutional investors included Special Situations Fund III QP, L.P., Special Situations Fund III L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., and Special Situations Technology Fund II, L.P., collectively purchasing an aggregate of 2,051,282 shares and warrants exercisable for an aggregate of 820,542 shares. Based on a Schedule 13G filing on February 14, 2006, Austin W. Marxe and David M. Greenhouse beneficially owned more than five percent of our outstanding common stock prior to the financing and are controlling principals of the general partners and investment advisors of the Special Situation Funds. See Note 3 to the ownership table in "Security Ownership of Certain Beneficial Owners and Management" above for additional information and more current joint ownership information of Mr. Marxe and Mr. Greenhouse through the Special Situation Funds.

The August 2006 financing triggered certain anti-dilution provisions of prior warrants including warrants to purchase an aggregate of 179,302 shares held by certain of the Special Situations funds. The exercise price of the warrants held by the Special Situation Funds was adjusted from $6.36 to $5.44 and the shares issuable upon exercise of the warrants increased from 179,302 to 209,620 as a result of the anti-dilution adjustment. The warrant expiration date is unchanged at July 18, 2009.

In connection with the August institutional financing described above, anti-dilution provisions also triggered adjusting the exercise price of 617,500 warrants expiring September 30, 2006 from $2.00 per share to $1.95 per share. However, the repricing of these warrants did not apply to the warrant for 125,000 shares held by a family trust of Mr. Norris, our Chairman, as a result of a waiver executed by the trust. This warrant was granted in 2001 in connection with a private placement and was exercised on September 20, 2006 for cash by Mr. Norris’ family trust.

PROPOSAL THREE
APPROVAL OF AMENDMENTS TO THE COMPANY'S 2005 EQUITY INCENTIVE PLAN

In March 2007, the Compensation Committee approved amendments to our 2005 Equity Incentive Plan, which we refer to as the 2005 Plan, in the form attached hereto as Annex 4, certain provisions of which are subject to stockholder approval. Stockholders are being asked to approve an increase the maximum plan reserve to 5,062,501 shares, which includes the original maximum plus reserve of 3,312,501 shares, plus 1,750,000 new shares, and to increase the limit of the number of shares that may be granted to one awardee within any calendar year under the 2005 Plan to 1,000,000 shares. Currently, the per awardee limit is 250,000 shares within any calendar year, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 500,000 shares. The proposed 1,000,000 shares limit would apply to initial service and to continuing service.

The affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy, is required to approve the amendments to the 2005 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal for the purpose of determining a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

We have qualified this plan under the California Corporate Securities Law of 1986. In reviewing qualification applications, the California Commissioner of Corporations will consider regulations which require that an employee, director and consultant option or purchase plan be approved by stockholders holding a majority of the outstanding shares entitled to vote. For such purposes, both abstentions and broker non-votes have the same effect as negative votes. Accordingly, while we will deem the amendments to 2005 Plan approved by the stockholders if the number votes cast in favor exceeds the number of votes cast against, as set forth in the prior paragraph, we may not be able to qualify the additional shares reserved under the 2005 Plan pursuant to these amendments under the California Corporate Securities Law of 1986 without the higher threshold for approval discussed above. If we do not obtain the affirmative vote of stockholders holding a majority of shares entitled to vote, and if the California Commissioner of Corporations will not deviate from its guidelines when we apply for qualification, we will be able to issue additional securities under the 2005 Plan only pursuant to an available exemption from qualification requirements.

Our Board of Directors Recommends a vote IN FAVOR of Proposal Three

The essential features of the 2005 Plan are outlined below:

General

Our Board of Directors approved the 2005 Plan on January 27, 2005 and ratified certain technical changes to the 2005 Plan on March 22, 2005. The 2005 Plan became effective on April 28, 2005, the effective date of stockholder approval of the plan at our annual meeting of stockholders, and was subsequently amended on August 5, 2005. These amendments did not require stockholder approval. Certain amendments made in March 2007 also do not require stockholder approval, and are presently effective.

Background and Purpose of the 2005 Plan

The purpose of the 2005 Plan is to encourage ownership in our company by key personnel, whose long-term service is considered essential to our continued progress, thereby linking these employees directly to stockholder interests through increased stock ownership.

As of March 12, 2007, no shares had been issued under the 2005 Plan, and options to purchase approximately 1,692,700 shares at exercise prices ranging from $2.60 to 5.57 per share were outstanding. Excluding the increase of 1,750,000 shares for which stockholder approval is being sought pursuant to this Proposal Three approximately 705,478 shares were available for future grant under the 2005 Plan.

Eligible Participants

Awards under the 2005 Plan may be granted to any of our employees, directors, or consultants or those of our affiliates. As of March 12, 2007, there were approximately 42 full-time employees, 3 non-employee directors, and 2 consultants who would be eligible to participate. An incentive stock option may be granted under the 2005 Plan only to a person who, at the time of the grant, is an employee of us or a related corporation.

Number of Shares of Common Stock Available Under the 2005 Plan

The initial reserve for the 2005 Plan was a maximum of 3,312,501 shares, which maximum included a total of 1,500,000 new shares of our common stock, plus up to 1,812,501 shares that were, upon Board approval of the 2005 Plan, available under our 2002 Stock Option Plan, which we refer to as the 2002 Plan, or were subject to then outstanding options under the 2002 Plan or the 1997 Stock Option Plan, which we refer to as the 1997 Plan. These older plan shares were included in the maximum reserve because the 2002 Plan was terminated with respect to the availability of future option grants after approval of the 2005 Plan by the stockholders, and the 2002 Plan included in its reserve shares that were subject to outstanding options under the 1997 Plan. The actual reserve under the 2005 Plan currently consists of the 1,500,000 new shares, shares of our common stock available for issuance under the 2002 Plan as of the original date of approval of the 2005 Plan by the stockholders, and shares of our common stock that are issuable upon exercise of options granted pursuant to the 1997 Plan or the 2002 Plan that expire or become unexercisable for any reason without having been exercised in full after approval by the stockholders of the 2005 Plan. The reserve under the 2005 Plan is reduced by options under the 1997 Plan, the 2002 Plan or the 2005 Plan, outstanding which are exercised after the original date of approval of the 2005 Plan by the stockholders. The effect of establishing a pool of this nature was to merge into the 2005 Plan any shares available or which would otherwise in the future become available under the 2002 Plan.

As of March 12, 2007, no options are outstanding under the 1997 Plan, options for 501,061 shares are outstanding under the 2002 Plan, and options for 1,692,700 shares are outstanding under the 2005 Plan. A total of 705,478 shares are currently available for grant under the 2005 Plan. Assuming no further expirations or cancellations of options under the 2002 Plan or the 2005 Plan, the number of shares available for grant under the 2005 Plan would increase to 2,455,478 if the stockholders approve the amendments to the 2005 Plan. If currently outstanding options granted under the 1997 Plan, the 2002 Plan or the 2005 Plan expire or otherwise become unexercisable, the number of shares available for grant under the 2005 Plan will increase on a share for share basis. Such shares underlying such outstanding options are therefore included in the maximum plan reserve.

Also, in the event of any change in the outstanding common stock from any stock split, stock dividend, reorganization, or other change in our capital structure, the number of shares available under the 2005 Plan, the per awardee and incentive stock option limitations, the number, kind, and class of shares covered by each outstanding award, the price per share (but not the total price) subject to each outstanding award, and any other affected terms of outstanding awards, will be proportionally adjusted to prevent dilution or enlargement of rights under the 2005 Plan.

The maximum aggregate number of shares that may be issued under the 2005 Plan through the exercise of incentive stock options is presently 3,312,501, and if the stockholders approve the amendments to the 2005 Plan, this number will increase to 5,062,501.

Administration of the Plan

The 2005 Plan is administered by the Compensation Committee, which we refer to in this section as the Committee. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, the Committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code. Subject to the limitations in the 2005 Plan, the administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award transfer program, whereby awards may be transferred to a financial institution or other person or entity selected by the administrator, and an exchange program whereby outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms). Except to the extent prohibited by any applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the 2005 Plan.

Award Types

Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The exercise price of options granted under the 2005 Plan must be at least equal to the fair market value of our common stock on the date of grant. In addition the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. So long as the issuance and sale of securities under the 2005 Plan requires qualification under the California Corporate Securities Law of 1968, the exercise price of stock options must conform to the regulations promulgated by the California Commissioner of Corporations related to employee, director and consultant option plans, as in effect on the date of grant. These regulations presently require that the exercise price be no less than 100% (or 110% in the case of a person who owns securities of the company possessing more than 10% of the total combined voting power of all classes of stock of the company or any related company) of the fair market value of a share of common stock on the date of grant. These regulations are proposed to be amended to remove such restriction, and upon such amendment, such restriction would no longer apply to new grants under the 2005 Plan. However, the requirement that the exercise price of options granted under the 2005 Plan must be at least equal to the fair market value of our common stock on the date of grant will continue to apply regardless of the California regulations.

Unless the administrator determines to use another method, the fair market value of our common stock on the date of grant will be determined as the closing price for our common stock on the date the option is granted (or if no sales are reported that day, the last preceding day on which a sale occurred), using a reporting source selected by the administrator. As of March [__], 2007, the closing price on the NASDAQ Capital Market for our common stock was $[___] per share. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option.

An option granted under the 2005 Plan generally cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the times established by the administrator. After termination of service by one of our employees, directors, or consultants, he or she may exercise his or her option for the period of time stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option generally will remain exercisable for 12 months following such termination. In all other cases, the option generally will remain exercisable for thirty days, but such period of time will be extended if the expiration date of the option would otherwise fall during a "blackout period" applicable to the awardee under our company's insider trading policy. However, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years. So long as the issuance and sale of securities under the 2005 Plan requires qualification under the California Corporate Securities Law of 1968, the vesting and exercisability of stock options must conform to the regulations promulgated by the California Commissioner of Corporations related to employee, director and consultant option plans, as in effect on the date of grant. These regulations presently require that vesting of an option awarded to anyone other than an executive officer, director or consultant must vest at a rate of at least 20% per year. These regulations also presently require a minimum post termination exercise period of six months in the event of death or disability, or thirty days in other circumstances (but not later than the expiration of the term of the option). These regulations are proposed to be amended to remove such restrictions, and upon such amendment, such restrictions would no longer apply to new grants under the 2005 Plan.

Stock Awards

Stock awards are awards or issuances of shares of our common stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of common stock, payable in cash, property or other shares of stock. The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations, and completion of service by the participant. Unless the administrator determines otherwise shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the awardee’s service with us for any reason, including death or disability.

In the case of stock awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the administrator must be qualifying performance criteria. Qualifying performance criteria include any of the following performance criteria, individually or in combination:

•	cash flow	•	return on investment

•	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings)	•	revenue
		•	income or net income
•	earnings per share
		•	operating income or net operating income
•	growth in earnings or earnings per share
		•	operating profit or net operating profit
•	stock price
		•	operating margin
•	return on equity or average stockholders’ equity
		•	return on operating revenue
•	total stockholder return
		•	market share
•	return on capital
		•	contract awards or backlog
•	return on assets or net assets
		•	overhead or other expense reduction

•	growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index	•	improvement in workforce diversity
		•	EBITDA
•	credit rating
		•	any other similar criteria
•	strategic plan development and implementation

Qualifying performance criteria may be applied either to us as a whole or to a business unit, affiliate or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in writing in the award.

So long as the issuance and sale of securities under the 2005 Plan requires qualification under the California Corporate Securities Law of 1968, the purchase price, vesting and our terms of repurchase must conform to the regulations promulgated by the California Commissioner of Corporations related to employee, director and consultant purchase plans, as in effect on the date of grant. These regulations presently require that the purchase price for restricted shares must be not be less than 85% (or 100% in the case of a person who owns on the date of grant of such restricted stock, securities of the company possessing more than 10% of the total combined voting power of all classes of stock of the company or any related company) of the fair market value of a share of common stock on the date of grant of such restricted stock. These regulations also require that restricted stock awarded to anyone other than an executive officer, director or consultant must vest at a rate of at least 20% per year, and we must exercise our right to repurchase unvested shares for either cash or cancellation of purchase money indebtedness for such unvested shares, and within ninety days of termination of service. These regulations are proposed to be amended to remove such restrictions, and upon such amendment, such restrictions would no longer apply to new grants under the 2005 Plan.

Stock Appreciation Rights

A stock appreciation right is the right to receive the appreciation in the fair market value of our common stock in an amount equal to the difference between (a) the fair market value of a share of our common stock on the date of exercise, and (b) the exercise price. This amount will be paid in shares of our common stock with equivalent value. The exercise price must be at least equal to the fair market value of our common stock on the date of grant. Subject to these limitations the administrator determines the exercise price, term, vesting schedule, and other terms and conditions of stock appreciation rights; however, stock appreciation rights terminate under the same rules that apply to stock options.

Cash Awards

Cash awards are awards that confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. In the case of cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the maximum amount payable under the 2005 Plan to any participant in a fiscal year may not exceed $1,000,000. The criteria may be based on financial performance and/or personal performance evaluations. In the case of cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the administrator must be specified in writing.

Miscellaneous

Transferability of Awards

Unless the administrator determines otherwise, the 2005 Plan does not allow for the transfer of awards other than by beneficiary designation, will, by the laws of descent or distribution or to a revocable trust or as permitted by SEC Rule 701.

Adjustments upon Merger of Change in Control

The 2005 Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, and certain other events, our board or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant.

Amendment and Termination of the 2005 Plan

The administrator may amend the 2005 Plan or may terminate it at any time, but any amendment is subject to the approval of our stockholders in the manner and to the extent required by applicable law, rules, or regulations. However, no action by the administrator or our stockholders may alter or impair any option or other type of award under the 2005 Plan, unless mutually agreed otherwise between the holder of the award and the administrator. The 2005 Plan will continue in effect for a term of ten years beginning on the original date of approval of the 2005 Plan by the stockholders, unless terminated earlier in accordance with the provisions of the 2005 Plan.

Certain Federal Income Tax Information

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2005 Plan. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences, federal and state estate, inheritance and gift taxes, or further guidance that may be issued by the Department of Treasury under Section 409A of the Code.

Incentive Stock Options

For federal income tax purposes, the grant of an incentive stock option results in no federal income tax consequences to the holder or to our company. If such person retains the common stock for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. Our company is not entitled to any deduction under these circumstances. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised (referred to as a "disqualifying disposition") will realize ordinary income as of the exercise date equal to the difference between the exercise price and fair market value of the share on the exercise date. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the holder. Any additional gain or loss recognized by the holder upon any later disposition of the shares would be capital gain or loss.

The "spread" under an incentive stock option - i.e., the difference between the fair market value of the shares at exercise and the exercise price - is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If the holder's alternative minimum tax liability exceeds such holder's regular income tax liability, the holder will owe the larger amount. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the holder must sell the shares within the same calendar year in which the incentive stock options were exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which governs the timing permitted for payment of deferred amounts. Section 409A imposes sanctions for options that are governed by, but fail to comply with, Section 409A, including accelerated income inclusion, a 20% penalty and an interest penalty. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonstatutory stock option.

Nonstatutory Stock Options

A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of our company is subject to tax withholding by us.

In the event a nonstatutory stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which governs the timing permitted for payment of deferred amounts. Section 409A imposes sanctions for options that are governed by, but fail to comply with, Section 409A, including accelerated income inclusion, a 20% penalty and an interest penalty.

Stock Awards

Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to us. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant which is exercisable only for stock is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual. Any additional gain or loss recognized by the participant upon any later disposition of the shares would be capital gain or loss.

A stock appreciation right can be considered non-qualified deferred compensation and subject to the new Section 409A of the Code, which governs the timing permitted for payment of deferred amounts. Section 409A imposes sanctions for stock appreciation rights that are governed by, but fail to comply with, Section 409A, including accelerated income inclusion, a 20% penalty and an interest penalty.

Dividend Equivalents

Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by us, and we will be entitled to a tax deduction at that time.

Tax Effect for Us

Unless limited by Section 162(m) of the Code, we generally will be entitled to a tax deduction in connection with an award under the 2005 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a stock option).

Section 162(m) Limits

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The 2005 Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2005 Plan currently provides that the maximum number of shares for which awards may be made to any awardee in any calendar year is 250,000, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 500,000 shares. Stockholders are being asked to approve an increase in the per person limit to a maximum of 1,000,000 shares in any calendar year. The maximum amount payable pursuant to that portion of a cash award granted under the 2005 Plan for any fiscal year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $1,000,000.

Section 409A of the Code

The 2005 Plan provides that it is the intent of our company that all awards granted under the 2005 Plan will not cause an imposition of additional taxes provided by Section 409A of the Code, and that the 2005 Plan should be administered so that such taxes are not imposed.

New Plan Benefits

Because the administrator has discretion to make awards under the 2005 Plan, it is not presently possible to determine the benefits or amounts that will be received by the executive officers, directors or other participants if the stockholders approve this Proposal Three. Therefore, we have not included a table reflecting such benefits and awards.

In February 2007, Mr. Brown received an option to purchase 250,000 shares of common stock under the 2005 Plan, and Mr. Norris received an option to purchase 150,000 shares of common stock under the 2005 Plan. Under the present terms of the 2005 Plan, Mr. Brown may not receive any additional awards during calendar year 2007, and any additional awards to Mr. Norris during calendar year 2007 would be limited to a total of 100,000 shares. If the stockholders approve this Proposal Three, the per awardee limits applicable to Mr. Brown, Mr. Norris and each other current participant in the 2005 Plan will increase to 1,000,000 shares from the present 250,000 shares, and accordingly, Mr. Brown, Mr. Norris and other participants may become eligible to receive awards during fiscal 2007 they would not otherwise be eligible to receive. We have no current plans, proposals or arrangements to grant any new awards under the 2005 Plan.

PROPOSAL FOUR
APPROVAL OF CERTAIN TERMS OF THE SECURITIES PURCHASE AGREEMENT

Overview

In August 2006, we sold 4,870,512 shares of our common stock at a purchase price of $1.95 per share to a limited number of institutional investors. In connection with this financing, we issued a warrant to each investor, with each warrant containing a provision which provides for the adjustment of the exercise price of the warrant under specified circumstances, which we refer to as the reset provision. We agreed to seek stockholder approval of the reset provision, as more fully described below.

The affirmative vote of a majority of the votes cast the meeting, either in person or by proxy, is required to approve the proposal.

Summary of the Financing

This summary of the financing is intended to provide you with basic information concerning the transaction. However, it is not a substitute for reviewing the Securities Purchase Agreement, the Registration Rights Agreement, and Form of Warrant, which we collectively refer to as the financing documents. You should read this summary in conjunction with the financing documents, which were attached as exhibits to our Form 8-K filed with the SEC on August 8, 2006. The financing documents are available on the company's website at www.atcsd.com, by clicking on "Investors" and then "SEC Filings." Copies of any of the financing documents are also available to stockholders at no charge upon request. Stockholders should address requests for documents to the Secretary of our company at the address listed on the first page of this Proxy Statement.

The financing was conducted pursuant to the terms of a Securities Purchase Agreement dated August 4, 2006. The financing closed on August 7, 2006. We received gross proceeds from this financing of approximately $9.5 million. The net proceeds of the financing after payment of a 5% placement fee and transaction expenses has been and will be used for general working capital purposes, including marketing, sales and deliveries of proprietary directed sound products.

In connection with this financing, we issued a warrant to each investor. The warrants are exercisable for an aggregate of 1,948,204 shares of common stock at an exercise price of $2.67 per share. These warrants are exercisable from February 7, 2007 until August 6, 2010.

Approval of the Reset Provision

The warrants contain a reset provision which would adjust the exercise price, and in inverse proportion adjust the number of shares subject to the warrant, in the event we pay or effect stock dividends or splits, or in the event we sell shares of our common stock at a purchase price, or options or warrants to purchase shares of our common stock having an exercise price, less than the exercise price of the warrants.

Absent stockholder approval of this proposal, the exercise price may not be reduced to a price less than the last closing bid price of our common stock reported on the NASDAQ Capital Market immediately preceding entry into the Securities Purchase Agreements, or $2.20 per share.

The Securities Purchase Agreement requires us to seek approval of our stockholders for the reset provisions at this meeting. Upon approval, the limitation on the reduction of the exercise price in the warrants will cease to apply.

In connection with the financing, our chairman Elwood G. Norris entered into a voting agreement agreeing to vote all of his shares of our common stock in favor of this proposal.

Reasons for Stockholder Approval

Our common stock is traded and quoted on the NASDAQ Capital Market and is therefore subject to the NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 4350 sets forth certain corporate governance standards for issuers whose securities are listed on the NASDAQ Capital Market. NASDAQ Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to our sale or issuance or potential issuance of common stock (or securities convertible into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the sale price of the securities is less than the greater of the book or market value of the securities.

We sold 4,870,512 shares in the financing, or 19.89%, of the total outstanding shares of common stock on the date of the Securities Purchase Agreement. As discussed above, we also issued warrants to purchase an additional 1,948,208 shares. Because the warrants cannot, absent stockholder approval of the reset provisions, have an exercise price less than $2.20 per share, and are not exercisable for a period of six months following the closing date, the number of shares purchasable upon exercise of the warrants was not integrated into the financing for purposes of determining whether the financing required advance stockholder approval under NASDAQ Marketplace Rules.

However, the reset provisions in the warrants could operate to reduce the exercise price to less than $2.20 per share, which would cause the warrants to be integrated with the sale of common stock, and thereby result in the possible issuance of 20% or more of our stock at a price less than the greater of book or market value of the securities, which would in turn violate the NASDAQ Marketplace Rules absent stockholder approval. Because of this possibility, the warrants contain a provision which sets a minimum exercise price, as described above. Due to that minimum exercise price provision, we were not obligated under the NASDAQ Marketplace Rules to obtain our stockholders’ approval prior to consummating the financing.

The Securities Purchase Agreement requires us to seek stockholder approval under Rule 4350(i) at our Annual Meeting. Under applicable NASDAQ rules, votes on shares issued in connection with the financing, whether cast in person or by proxy, will not be entitled to vote and will not be counted for purposes of this proposal.

For the reasons described above, the Board of Directors believes it is in the best interest of the company to ask for your approval at the Annual Meeting.

You should note that, in the event that our stockholders do not approve this proposal, under no circumstances would we reduce the exercise price of the warrants below $2.20 per share. However, if the stockholders do not approve this proposal, the investors in the financing may take the position that we failed to use commercially reasonable efforts to obtain such approval, as required in the Securities Purchase Agreement. In addition, if the stockholders do not approve this proposal, it could impair our ability to raise capital in private transactions in the future. Our company has historically relied upon such private financing transactions to sustain its operations.

Our Board of Directors recommends a vote IN FAVOR of Proposal Four

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting the Secretary at American Technology Corporation, 15378 Avenue of Science, Suite 100, San Diego, California 92128 or at (858) 676-1112. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 23, 2007.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors /s/ Elwood G. Norris Elwood G. Norris Chairman of the Board
March 30, 2007

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2006 has been mailed with this proxy statement. We amended portions of our Form 10-K on January 29, 2007. The amended information is contained in this proxy statement. Each of the Form 10-K amendments and exhibits to the Form 10-K are available without charge upon written request to the Secretary at American Technology Corporation, 15378 Avenue of Science, Suite 100, San Diego, California 92128.

ANNEX 1

AMERICAN TECHNOLOGY CORPORATION
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

(Approved April 7, 2004)

Organization

There shall be a committee of the Board of Directors of American Technology Corporation (the "Company") to be known as the Audit Committee (the "Committee"). The Board of Directors shall appoint the members of the Committee, which will be composed of at least three directors. The Committee shall be composed entirely of directors that are independent, as defined by the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. All Committee members must satisfy the financial literacy requirements of the applicable rules and regulations of Nasdaq, and at least one member shall have past employment experience in finance or accounting, or other comparable experience or background which results in the member's financial sophistication. In addition, at least one member of the Committee may be designated as the "audit committee financial expert," as defined by applicable legislation and regulation of the Securities and Exchange Commission.

Statement of Policy

The primary purposes of the Committee are to assist the Board of Directors in fulfilling its oversight responsibilities for:

•	the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•	the Company's compliance with legal and regulatory requirements;

•	the independent auditors' qualifications and independence; and

•	the performance of the Company's independent auditors.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Authority

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of any public accounting firm employed by the Company.

•	Resolve any disagreements between management and the independent auditors regarding financial reporting.

•	Pre-approve all auditing and non-audit services by the Company's independent auditors.

•	Retain independent counsel, accountants, or others at the expense of the Company to advise the Committee or assist in the conduct of an investigation.

•	Seek any information it requires from employees—all of whom are directed to cooperate with the Committee's requests—or external parties.

•	Meet with Company officers, independent auditors, or outside counsel, as necessary.

Responsibilities

The Committee will carry out the following responsibilities:

Financial Statements

•
Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, recent professional and regulatory pronouncements, off-balance sheet structures, and understand their impact on the financial statements.

•	Review with management and the independent auditors the results of the audit, including any difficulties encountered.

•	Review the annual financial statements and confirm they are complete and consistent with information known to Committee members, and reflect appropriate accounting principles.

•
Review other sections of the annual report and related regulatory filings, including the disclosures made in the Management Discussion and Analysis, before release and consider the accuracy and completeness of the information.

•	Understand how management develops interim financial information, and the nature and extent of independent auditor involvement.

•
Review interim financial reports with management and the independent auditors before filing with regulators, including the disclosures made in the Management Discussion and Analysis, and consider whether they are complete and consistent with the information known to Committee members.

•
Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the annual report and interim reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have significant disagreements with management.

•	Review with outside counsel any legal matter that could have a significant impact on the Company's financial statements.

Internal Control

•	Consider the effectiveness of the Company's internal control system, including information technology security and control.

•
Understand the scope of the independent auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

Independent Audit

•	Review the independent auditors' proposed audit scope and approach, including coordination of audit effort with management.

•	Review the performance of the independent auditors, and exercise final approval on the appointment or discharge of the auditors.

•
Review and confirm the independence of the independent auditors by obtaining statements from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors.

•	On a regular basis, meet separately with the independent auditors to discuss any matters that the Committee or auditors believe should be discussed privately.

Compliance

•
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•	Review the process for communicating the code of ethics to Company personnel, and for monitoring compliance therewith.

•
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Obtain regular updates from management and Company legal counsel regarding compliance matters.

Reporting Responsibilities

•	Regularly report to the Board of Directors about Committee activities, issues, and related recommendations.

•	Provide an open avenue of communication between the independent auditors and the Board of Directors.

•	Report annually to the shareholders, describing the Committee's composition, responsibilities and how they were discharged, including approval of non-audit services.

•
Review any other reports the Company issues that relate to Committee responsibilities, including having discussion with management regarding the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as other financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made), and unless otherwise provided in a Company policy, the Committee does not need to discuss each release in advance.

Other Responsibilities

•	Perform other activities related to this charter as requested by the Board of Directors.

•	Review all related party transactions (as that term is defined in SEC Regulation S-K, Item 404) on an ongoing basis. All such transactions must be approved by the Committee.

•	Institute and oversee special investigations as needed.

•
With the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board's annual organizational meeting of the results of the Committee's assessment, including any recommendations for changes to this charter.

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

•	Evaluate the Committee's and individual members' performance on a regular basis, and annually provide to the Board for its evaluation a report concerning the performance of the Committee.

Meetings and Voting

The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see above) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

Limitation of Committee's Role

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

ANNEX 2

AMERICAN TECHNOLOGY CORPORATION
BOARD OF DIRECTORS
COMPENSATION COMMITTEE CHARTER

(Approved January 27, 2005)

Organization

There shall be a committee of the Board of Directors of American Technology Corporation (the "Company") to be known as the Compensation Committee (the "Committee"). The Committee shall be composed entirely of directors who are:

•
"independent," as defined by the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment;

•	"non-employee directors," as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; and

•	"outside directors," as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

Statement of Policy

The primary purposes of the Committee are to:

•
Provide assistance to the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders, and the investment community relating to compensation of the Company's executives.

•	Administer the Company's equity compensation plans.

•	Report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

The Committee shall have the following responsibilities. To the extent the Company has co-principal executive officers, all references to the CEO in this charter shall include all co-principal executive officers, regardless of title.

•	The Committee shall review and approve performance goals and objectives for executive officers, including the CEO.

•
The Committee shall evaluate the CEO's performance in light of those goals and objectives, and recommend to the Board the CEO's compensation level based on this evaluation. The CEO may not participate in deliberations concerning his or her own compensation level.

•
In determining the long-term incentive component of CEO compensation, the Committee should consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years, and other factors it considers relevant.

•	The Committee shall recommend to the Board the compensation of executive officers other than the CEO. The CEO may be present at such deliberations, but may not vote.

•
The Committee shall review and approve incentive-compensation plans and equity-based plans for all of the Company's executive officers, and make recommendations to the Board for their approval as applicable.

•
The Committee shall administer and make grants under the Company's incentive-compensation plans and equity-based plans to the extent such function is delegated to the Committee by the Board with respect to each such plan.

•
The Committee shall develop and implement a long-term strategy of employee compensation and the types of stock and other compensation plans to be used by the Company and the shares and amounts reserved thereunder.

•	The Committee shall address any other compensation matters as from time to time directed by the Board.

•	The Committee shall report on executive compensation as required by applicable laws and regulations for inclusion in the Company's proxy statement or other SEC filings, discussing among other things:

•  The criteria on which compensation paid to the CEO for the last completed fiscal year is based.

•  The relationship of such compensation to the Company's performance.

•  The Committee's executive compensation policies applicable to executive officers.

•  Whether the Company's allowable deduction for compensation to the Company's executive officers could be limited pursuant to
Section 162(m) of the Internal Revenue Code.

•	The Committee shall annually review Board compensation and make related recommendations to the Board.

•	The Committee shall annually provide to the Board for its evaluation a report concerning the performance of the Committee.

•
The Committee shall, with the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board's annual organizational meeting of the results of its assessment, including any recommendations for changes to this charter.

•
The Committee shall regularly address the issues of appointment and removal of members of the Committee, qualification of Committee members, and Committee structure and operation, and shall make recommendations to the Board concerning any proposed changes to Committee membership, structure, or authority.

Meetings and Voting

The Committee shall meet as often as necessary, but at least once annually. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee.

Authority to Engage Independent Counsel and Advisors; Access

In the process of discharging its duties, if a compensation consultant is needed to assist in the evaluation of director, CEO or senior executive compensation, the Committee shall have authority to retain and terminate the consulting firm, including authority to approve the firm's fees (which shall be paid by the Company) and other retention terms. The Committee shall also have the right to engage and determine funding for independent counsel and other advisors at the expense of the Company. The Committee may seek any information it requires from employees of the Company, all of whom shall be directed to cooperate with the Committee's requests, and from external parties.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

ANNEX 3

AMERICAN TECHNOLOGY CORPORATION
BOARD OF DIRECTORS
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

(Approved March 15, 2007)

Organization

There shall be a committee of the Board of Directors of American Technology Corporation (the "Company") to be known as the Nominating and Governance Committee (the "Committee"). The Board of Directors shall appoint the members of the Committee, which will be composed of at least two directors. The Committee shall be composed entirely of directors that are independent, as defined by the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

Statement of Policy

The primary purposes of the Committee are to:

•	Identify individuals qualified to become Board members.

•	Recommend the persons to be nominated by the Board for election as directors at the annual meeting of stockholders.

•	Regularly review and advise the Board with respect to corporate governance principles and policies applicable to the Company.

•	Oversee the annual evaluation of the Board's effectiveness.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

The Committee shall have the following responsibilities:

•
The Committee shall, with the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board's annual organizational meeting of the results of its assessment, including any recommendations for changes to this charter.

•
The Committee shall regularly address the issues of appointment and removal of members of the Committee, qualification of Committee members, and Committee structure and operation, and shall make recommendations to the Board concerning any proposed changes to Committee membership, structure, or authority.

•
Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Committee shall have sole responsibility and authority for selecting the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, and the sole responsibility for recommending the persons to be nominated by the Board to fill any vacancies on the Board that the Board has authority to fill.

•
The Committee shall use the criteria and the principles set forth in the Company's Board Guidelines on Significant Corporate Governance Issues (the "Governance Guidelines") to guide its director selection process. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of the Governance Guidelines, with assistance of legal counsel, and recommend any proposed changes to the Board for approval.

•
The Committee shall conduct background checks on all director nominees and shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm's fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

•
The Committee shall establish and oversee a policy for considering shareholder nominees for directors, and shall develop the procedures that must be followed by shareholders in submitting recommendations.

•	The Committee shall evaluate director candidates recommended by the shareholders using the criteria and the principles for director selection set forth in the Governance Guidelines.

•	The Committee shall be responsible for recommending to the Board the directors to be appointed to each committee. The Committee shall also monitor and recommend the functions of various committees.

•	The Committee shall establish and oversee a procedure for shareholders to communicate with the Board.

•
The Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it is functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board's performance, to be discussed with the Board. The Committee shall also evaluate its own performance as a committee on an annual basis and report same to the Board. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

•
The Committee shall consider questions of conflict of interest of board members and senior management, and, to the extent a conflict constitutes a related party transaction (as that term is defined in SEC Regulation S-K, Item 404), refer the approval of such matter to the Audit Committee of the Board of Directors.

•	The Committee shall oversee director orientation and continuing education programs, and shall also oversee director retirement policies and resignation of directors from the Board.

Meetings and Voting

The Nominating and Governance Committee shall meet as often as necessary, but at least once annually. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee.

Authority to Engage Independent Counsel and Advisors

The Committee shall have the right to engage and determine funding for independent counsel and other advisors at the expense of the Company.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

ANNEX 4

AMERICAN TECHNOLOGY CORPORATION
2005 EQUITY INCENTIVE PLAN
(AS AMENDED MARCH 15, 2007)

AMERICAN TECHNOLOGY CORPORATION
2005 EQUITY INCENTIVE PLAN

1.
Purpose of the Plan. The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the stockholders' interest and share in the Company's success.

2.	Definitions. As used herein, the following definitions shall apply:

"Administrator" shall mean the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

"Affiliate" shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

"Applicable Laws" shall mean the requirements relating to the administration of stock plans under federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

"Award" shall mean, individually or collectively, a grant under the Plan of Options, Stock Awards, SARs, or Cash Awards.

"Awardee" shall mean a Service Provider who has been granted an Award under the Plan.

"Award Agreement" shall mean an Option Agreement, Stock Award Agreement, SAR Award Agreement, and/or Cash Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

"Award Transfer Program" shall mean any program instituted by the Administrator which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator.

"Board" shall mean the Board of Directors of the Company.

"Cash Award" shall mean a bonus opportunity awarded under Section 13 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the "Cash Award Agreement").

"Change in Control" shall mean any of the following, unless the Administrator provides otherwise:

i.    any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction);

ii.    the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary);

iii.    the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) in the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act); or

iv.    the dissolution or liquidation of the Company.

Notwithstanding the foregoing, the term "Change in Control" shall not include any under written public offering of Shares registered under the Securities Act of 1933, as amended.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

"Common Stock" shall mean the common stock of the Company.

"Company" shall mean American Technology Corporation, a Delaware corporation, or its successor.

"Consultant" shall mean any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

"Conversion Award" has the meaning set forth in Section 4(b)(xii) of the Plan.

"Director" shall mean a member of the Board.

"Dividend Equivalent" shall mean a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

"Employee" shall mean a regular, active employee of the Company or any Affiliate, including an Officer and/or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee's status from an employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exchange Program" shall mean a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

"Fair Market Value" shall mean, unless the Administrator determines otherwise, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

"Grant Date" shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

"Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

"Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

"Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

"Option" shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Option Agreement"). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

"Participant" shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

"Plan" shall mean this American Technology Corporation 2005 Equity Incentive Plan, as amended from time to time.

"Prior Plan" shall mean the Company's 2002 Stock Option Plan authorizing up to 2,350,000 Shares for issuance pursuant to stock options.

"Qualifying Performance Criteria" shall have the meaning set forth in Section 14(b) of the Plan.

"Related Corporation" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

"Rule 701" shall mean Rule 701 promulgated under the Securities Act of 1933, as amended.

"Service Provider" shall mean an Employee, Director, or Consultant.

"Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

"Stock Award" shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "Stock Award Agreement").

"Stock Appreciation Right" or "SAR" shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR. The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the "SAR Agreement").

"Stock Unit" shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

"10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

"Termination of Service" shall mean ceasing to be a Service Provider. However, for Incentive Stock Option purposes, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Related Corporations. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

"Total and Permanent Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

3.	Stock Subject to the Plan.

(a)    Aggregate Limits

(i)  The number of Shares reserved for issuance under the Plan through Awards is a maximum of 5,062,501 Shares. Such reserve shall consist of (A) the number of Shares available for issuance, as of the effective date of the Plan, under the Prior Plan; plus (B) those Shares that are issuable upon exercise of (x) options granted pursuant to the Prior Plan, or (y) "Prior Plan Options" as such term is defined in the Prior Plan, in either case which expire or become unexercisable for any reason without having been exercised in full after the effective date of the Plan; plus (C) an additional increase of 1,500,000 Shares to be approved by the Company's shareholders on the effective date of the Plan; plus (D) an additional increase of 1,750,000 Shares to be approved by the Company’s stockholders at the 2007 Annual Meeting of Stockholders. Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 5,062,501. The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.

(ii)  Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan. Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award Transfer Program shall not be again available for grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(iii)  Notwithstanding this Section 3(a) to the contrary, at no time shall the total number of Shares issuable upon exercise of all outstanding Options and the total number of Shares provided for under any other options, warrants, stock bonus or similar plan of the Company exceed 30% of the total outstanding Shares as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the Shares which are outstanding at the time the calculation is made. This Section 3(a)(iii) of the Plan shall apply only so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968.

(b)    Code Section 162(m) Limit. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 1,000,000. Notwithstanding anything to the contrary in the Plan, the limitation set forth in this Section 3(b) shall be subject to adjustment under Section 15 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m).

4.	Administration of the Plan.

(a)    Procedure.

(i)  Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

(ii)  Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, Awards to "covered employees" within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be "covered employees" in the future shall be made by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

(iv)  Other Administration. The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

(v)  Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i)  to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii)  to determine the type of Award to be granted to the selected Service Provider;

(iv)  to approve the forms of Award Agreements for use under the Plan;

(v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability, acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi)  to correct administrative errors;

(vii)  to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii)  to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x)  to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 16 of the Plan and may not materially impair any outstanding Award unless agreed to in writing by the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonstatutory Stock Option shall not be treated as materially impairing the rights of the Participant;

(xi)  to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii)  to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the "Conversion Awards"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)  to implement an Award Transfer Program;

(xv)  to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xvi)  to determine whether Awards will be adjusted for Dividend Equivalents;

(xvii)  to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xviii)  to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xix)  to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

(xx)  to institute an Exchange Program; and

(xxi)  to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board.

(c)    Effect of Administrator's Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d)  Deferral of Award Program. The Administrator may establish one or more programs under the Plan to permit selected Awardees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Awardee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

5.	Eligibility. Awards may be granted to Service Providers of the Company or any of its Affiliates

6.
Term of Plan. The Plan shall become effective on the effective date of its approval by stockholders of the Company. It shall continue in effect for a term of ten years from the date the Plan is approved by stockholders of the Company unless terminated earlier under Section 16 of the Plan.

7.
Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.
Options. The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)    Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)  In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

(ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The per Share exercise price may also vary according to a predetermined formula; provided, that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(iii)  Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, the per Share exercise price of an Option shall be determined by the Administrator but shall comply with the requirements of Section 260.140.41 of Title 10 of the California Code of Regulations as in effect on the date of grant of the Option.

(iv)  Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion. The terms of the Conversion Awards shall be determined by the Administrator in accordance with the rules provided for in Code Section 424(a).

(c)    Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option's term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option. Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, an Option awarded to anyone other than an Officer, Director or Consultant of the Company shall vest in accordance with the requirements of Section 260.140.41 of Title 10 of the California Code of Regulations as in effect on the date of grant of the Option.

(d)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i)  cash;

(ii)  check or wire transfer;

(iii)  subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired upon the exercise of an Option, have been owned by the Participant for more than six months (or such other period of time, as required by the applicable accounting requirements) on the date of surrender or attestation and (B) have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)  consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

(v)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vi)  any combination of the foregoing methods of payment.

(e)    Buyout Provisions. The Administrator may at any time offer to buy out for a payment in Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

9.	Incentive Stock Option Limitations.

(a)    Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

(b)    $100,000 Limitation. Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee's ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Awardee's ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. However, because an acceleration provision is not taken into account prior to its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised prior to such acceleration. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)    Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Related Corporation is not so provided by statute or contract, an Awardee's employment with the Company shall be deemed terminated on the first day immediately following such three month period of leave for Incentive Stock Option purposes and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option upon the expiration of the three month period following the date the employment relationship is deemed terminated.

(d)    Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

(e)    Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(f)    10% Stockholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.

(g)    Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.	Exercise of Option.

(a)    Procedure for Exercise; Rights as a Stockholder.

(i)  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

(ii)  An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

(iii)  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv)  The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(b)    Effect of Termination of Service on Options.

(i)  Generally. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant's death or Total and Permanent Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, upon Participant's Termination of Service, other than due to death, Total and Permanent Disability, or cause, the Participant may exercise his or her Option (i) at any time on or prior to the date determined by the Administrator, which date shall be in compliance with the requirements set forth in Section 260.140.41 of Title 10 of the California Code of Regulations as in effect on the date of grant of the Option, and (ii) only to the extent that the Participant was entitled to exercise such Option on the termination date. In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(ii)  Disability of Awardee. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant's Total and Permanent Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, in the event of Participant's Termination of Service due to his or her Total and Permanent Disability, the Participant may exercise his or her Option (i) at any time on or prior to the date determined by the Administrator, which date shall be in accordance with Section 260.140.41 of Title 10 of the California Code of Regulations as in effect on the date of grant of the Option (but which date determined by the Administrator shall in no event be later than the expiration date of the term of his or her Option), and (ii) only to the extent that the Participant was entitled to exercise such Option on the termination date. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant's termination. Unless otherwise provided by the Administrator, if at the time of disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date of the Participant's disability. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)  Death of Awardee. Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, in the event that the Participant dies prior to a Termination of Service, the Participant's Option may be exercised by the Participant's designated beneficiary (i) at any time on or prior to the date determined by the Administrator, which date shall be in accordance with Section 260.140.41 of Title 10 of the California Code of Regulations as in effect on the date of grant of the Option (but which date determined by the Administrator shall in no event be later than the expiration date of the term of his or her Option), and (ii) only to the extent that the Participant was entitled to exercise the Option at the date of death. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date of the Participant's death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11.	Stock Awards.

(a)    Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, the purchase price for restricted Shares shall be determined by the Administrator and in accordance with Section 260.140.42 of Title 10 of the California Code of Regulations as in effect on the date of grant of the Award.

(b)    Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, restricted stock awarded to anyone other than an Officer, Director or Consultant of the Company shall vest in accordance with Section 260.140.42 of Title 10 of the California Code of Regulations as in effect on the date of grant of the Award.

Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c)    Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee's Termination of Service, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at the original price paid by the Participant, provided that for so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, the Company must exercise such right to repurchase in accordance with the conditions set forth in Sections 260.140.42 and 260.140.8 of Title 10 of the California Code of Regulations as in effect on the date of grant of the Award.

(d)    Rights as a Stockholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she was an actual stockholder.

12.
Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

(a)    Number of SARs. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

(b)    Exercise Price and Other Terms. The per SAR exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

(c)    Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

(d)    AR Agreement. Each SAR grant shall be evidenced by a SAR Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(e)    Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement. Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

(f)    Payment of SAR Amount. Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SAR. This amount shall be paid in Shares of equivalent value.

13.
Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.

(a)    Cash Award. Each Cash Award shall contain provisions regarding (i) the performance goal(s) and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code shall not exceed $1,000,000.

(b)    Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c)    Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d)    Termination of Service. The Administrator shall have the discretion to determine the effect of a Termination of Service on any Cash Award due to (i) disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, or (v) participation in a work force restructuring.

14.	Other Provisions Applicable to Awards.

(a)    Non-Transferability of Awards. An Award may be exercised, during the lifetime of the Participant, only by the Participant, and may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent and distribution, to a revocable trust or as permitted by Rule 701; provided that so long as the issuance and sale of securities under this Plan does not require qualification under the California Corporate Securities Law of 1968, the Administrator may in each case determine otherwise. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)    Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders' equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

(c)    Certification. Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)    Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e)    Section 409A. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Awards granted under this Plan shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code.

(f)    Financial Information. For so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, and to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall at least annually provide financial statements to Participants.

15.	Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, and the number and kind of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, (ii) the price per Share subject to each such outstanding Award, and (iii) the Share limitation set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)    Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and SARs and terminate any restrictions on Stock Awards or Cash Awards; and (iii) provide for the cancellation of Awards for a cash payment to the Participant.

16.	Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.

(b)    Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)    Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.	Designation of Beneficiary.

(i)  An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(ii)  Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

18.
No Right to Awards or to Service. No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.
Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed.

20.
Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.	Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

23.	Governing Law; Interpretation of Plan and Awards.

(a)    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b)    In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)    The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)    The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)    All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

24.	Limitation on Liability. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a)    The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)    Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

25.
Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

AMERICAN TECHNOLOGY CORPORATION

THIS PROXY RELATES TO AN ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD

MAY 9, 2007

The undersigned hereby appoints ELWOOD G. NORRIS, THOMAS R. BROWN, and KAREN JORDAN or any of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of American Technology Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION (the "Company") to be held at 2:00 p.m. (local time) at the Company's principal offices located at 15378 Avenue of Science, San Diego, California 92128 on May 9, 2007 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal One, for Proposals Two, Three and Four, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The Board of Directors recommends a vote FOR the nominees for director listed below

Proposal One:  To elect directors to serve for the ensuing year and until their successors are elected.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.
Nominees: Elwood G. Norris, Thomas R. Brown, Daniel Hunter, Raymond C. Smith and Laura M. Clague

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

The Board of Directors recommends a vote FOR Proposals Two, Three and Four

PROPOSAL TWO:    To ratify the selection of Swenson Advisors, LLP as independent registered public accounting firm of the Company for the fiscal year ending September 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL THREE:    To approve amendments to the Company's 2005 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL FOUR:    To approve certain terms of the Securities Purchase Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on the other side)

(Continued from other side)

This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Annual Meeting.

DATED: ________________________, 2007	Signature _________________________________
Print Name _________________________________

IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

Signature _________________________________
Print Name _________________________________

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

Mail or Deliver this Proxy to:
AMERICAN TECHNOLOGY CORPORATION
15378 Avenue of Science, Suite 100
San Diego, California 92128
(858) 676-1112

I will be attending the meeting  ☐

Consent to Electronic Delivery of Proxy Materials and Annual Reports

If you are a stockholder of record and you agree to access our proxy materials and annual reports electronically in the future, please mark this box. [  ]

If you marked the box above, please enter the e-mail address at which you wish to be conducted by us: ___________________________

If your shares are held in street name, please contact your broker, bank or nominee and ask about the availability of electronic delivery.